EXHIBIT 10.13

AMENDED AND RESTATED
COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT
Dated as of the 5th day of September, 2006
By and Among
Bank of America, N.A., individually and
as Collateral Agent,
Bank of America, N.A., as U.S. Agent
for U.S. Lenders
The Prudential Insurance Company of America,
Prudential Retirement Insurance and Annuity Company,
The Northern Trust Company,
A. M. Castle & Co.
and
Various Guarantors

1. DEFINITIONS	2

1.1 Definitions	2
1.2 Terms Generally	13

2. RECOURSE OF SECURED PARTIES; OTHER COLLATERAL; ACTION BY SECURED PARTIES	13

2.1 Recourse of Secured Parties; Other Collateral	13
2.2 Action by Secured Parties	14

3. DUTIES OF COLLATERAL AGENT	15

3.1 Notices to the Secured Parties	15
3.2 Actions Under Security Documents	16
3.3 Status of Moneys Received	16

4. CERTAIN INTERCREDITOR ARRANGEMENTS	17

4.1 General Rule: Pari Passu Rights Against Collateral	17
4.2 Non-Cash Distributions or Proceeds	18
4.3 Additional Collateral	19
4.4 Certain Notices	19
4.5 Enforcement	19
4.6 Turnover of Collateral	20
4.7 Payments From Enforcement Rights	20
4.8 Waivers and Amendments of Credit Documents	21
4.9 Sharing of Financial Information	21
4.10 Agents	22

5. CONCERNING THE COLLATERAL AGENT	22

5.1 Appointment and Authority	22
5.2 Rights as a Secured Party	22
5.3 Exculpatory Provisions	22
5.4 Reliance by Collateral Agent	23
5.5 Delegation of Duties	24
5.6 Resignation of Collateral Agent	24
5.7 Non-Reliance on Collateral Agent and Other Secured Parties	25
5.8 Collateral Agent May File Proofs of Claim	25
5.9 Expenses and Indemnification	26
5.10 Expenses and Indemnification by Secured Parties	28

6. REPRESENTATIONS AND WARRANTIES	29

7. AMENDMENT OF THIS AGREEMENT	29

7.1 Amendments	29
7.2 Waivers	29

8. APPROVAL BY THE COMPANY AND GUARANTORS; COMPANY’S OBLIGATIONS ABSOLUTE	30

8.1 General	30

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8.2 Obligations Absolute	30
8.3 No Additional Rights for Company Hereunder	30

9. COVENANTS CONCERNING COLLATERAL	31

9.1 Additional Assignments, and Mortgages	31
9.2 Perfection Certificate Supplement	31

10. CONDEMNATION	32

10.1 Takings	32
10.2 Application of Awards	32
10.3 Settlement of Condemnation Claims	33
10.4 Offered Repayment	34
10.5 Applicable Prepayment Provisions	35
10.6 Waiver of Offered Repayment	35
10.7 Collateral Agent Expenses	35

11. APPLICATION OF INSURANCE PROCEEDS	36

11.1 General	36
11.2 Offered Repayment	37
11.3 Remnant Insurance Proceeds	38
11.4 Notice of Casualty; Adjusting Loss	39
11.5 Reimbursement of Collateral Agent’s Expenses	39

12. PROCEEDS FROM SALE OF ASSETS	40

12.1 General	40
12.2 Net Proceeds from an Asset Disposition	40
12.3 Offered Repayment	40
12.4 Collateral Agent Expenses	42

13. MISCELLANEOUS	42

13.1 Further Assurances, Etc.	42
13.2 No Individual Action; Marshaling; Etc.	42
13.3 Successors and Assigns	42
13.4 Notices	43
13.5 Termination; Full Release of Collateral	43
13.6 Partial Release of Collateral	45
13.7 Applicable Law	47
13.8 Severability	47
13.9 Counterparts	47
13.10 Section Headings	47
13.11 Complete Agreement	47
13.12 Additional Future Debt	47

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Schedules and Exhibits

Schedule 1.1	Existing First Priority Liens
Schedule 13.4	Addresses

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Perfection Certificate
Exhibit C	Security Document Amendments

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AMENDED AND RESTATED
COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT
     This AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (as may be amended from time to time, this “Agreement”), dated as of the 5th day of September, 2006, by and among: (i) Bank of America, N.A. (in its individual capacity herein referred to as the “Collateral Agent Bank” and in its capacity as collateral agent herein referred to as the “Collateral Agent”), (ii) Bank of America, N.A., a national banking association (“Bank of America”), as U.S. Agent (as defined below) under the Bank Credit Agreement (as defined below) for the Bank Credit Agreement U.S. Lenders (as defined below), (iii) The Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company (together with their respective successors and assigns as Holders of Notes, as defined below, the “Noteholders”), (iv) The Northern Trust Company, an Illinois banking corporation, as party to a Trade Agreement (as defined below) (together with its successors and assigns, “Northern”), (v) A. M. Castle & Co., a Maryland corporation (together with its successors and assigns, the “Company”), (vi) each Guarantor (as defined below) which executes this Agreement or which from time to time hereafter executes an instrument accepting and agreeing to the provisions of this Agreement, and (vii) any holders of Additional Future Debt (as defined below).
P R E A M B L E
     WHEREAS, U.S. Bank National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., LaSalle Business Credit, LLC, the Noteholders, Northern, the Company and each Guarantor are parties to that certain Collateral Agency and Intercreditor Agreement, dated as of March 20, 2003 (the “Prior Collateral Agency and Intercreditor Agreement”), pursuant to which U.S. Bank National Association has served as Collateral Agent for the Secured Parties identified therein; and
     WHEREAS, U.S. Bank National Association has submitted its resignation as Collateral Agent to the Secured Parties (as defined in the Prior Collateral Agency and Intercreditor Agreement) and the Company and the Secured Parties under the Prior Collateral Agency and Intercreditor Agreement have appointed Bank of America as successor Collateral Agent under the Prior Collateral Agency and Intercreditor Agreement; and
     WHEREAS, Bank of America, N.A., Bank of America, N.A. Canada Branch, the other financial institutions named therein as lenders, the Company and A. M. Castle & Co. (Canada) Inc. have entered into an Amended and Restated Credit Agreement, dated as of the date hereof (as from time to time modified, amended, supplemented or restated, the “Bank Credit Agreement”); and
     WHEREAS, the Company and the Noteholders entered into a Note Agreement, dated as of November 17, 2005 (as from time to time modified, amended, supplemented or restated, the “Note Agreement”), as amended by a First Amendment to Note Agreement, dated as of September 5, 2006; and

     WHEREAS, the Company and Northern entered into an Amended and Restated Trade Acceptance Purchase Agreement dated as of September 5, 2006 (as from time to time modified, amended, supplemented or restated, the “Trade Agreement”); and
     WHEREAS, the parties hereto desire to amend and restate the Prior Collateral Agency and Intercreditor Agreement as provided herein.
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. DEFINITIONS.
          1.1 Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:
     Action. See Section 2.2(a).
     Actionable Default. Shall mean any Actionable Payment Default and any other Event of Default which permits any one or more holders of Secured Obligations to accelerate the maturity of the Secured Obligations held by it.
     Actionable Payment Default. Shall mean any failure of the Company or any Guarantor to pay any of the Secured Obligations as and when due and payable in accordance with the terms of the Bank Credit Agreement, the Note Documents, the Trade Agreement, any Additional Future Debt Document or Security Document, whether by acceleration (including automatic acceleration upon the commencement of a bankruptcy case) or otherwise and the expiration of ninety (90) days after such failure (collectively, a “Payment Default”), or the commencement of any bankruptcy, insolvency, reorganization or other similar case or proceeding by or against the Company or any Guarantor, or the making by the Company or any Guarantor of an assignment for the benefit of its creditors.
     Additional Future Debt. Shall mean (a) any increase in the maximum principal amount of the Principal Obligations incurred after the date hereof in compliance with the terms of the Credit Documents and this Agreement and/or (b) any additional indebtedness of the Company or any Guarantor, in each case, incurred after the date hereof in compliance with the terms of the Credit Documents and this Agreement so long as, in each such case, the holder of such additional indebtedness, the Collateral Agent, each existing Secured Party, the Company and each Guarantor shall have executed and delivered to the Collateral Agent a Joinder Agreement in the form of Exhibit A attached hereto.
     Additional Future Debt Documents. Shall mean documents, instruments and agreements relating to Additional Future Debt as the same may be amended, renewed, extended, restated, supplemented or otherwise modified from time to time.
     Affiliate. Shall mean as to any Person, a Person controlling, controlled by, or under common control with such Person.

     Agreement. As defined in the introductory paragraph hereto.
     Approved Asset Disposition. Shall mean an Asset Disposition the terms of which have been approved in writing by the Requisite Parties so long as the Collateral Agent shall have received written direction from the Requisite Parties of such approval.
     Asset Disposition. Shall mean any Transfer so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists.
     Asset Disposition Certificate. Shall mean with respect to any proposed Asset Disposition a certificate executed by a Senior Officer which (a) states that no Default or Event of Default then exists or will exist upon the consummation of such Asset Disposition and such Asset Disposition is permitted by the terms of each of the Loan Documents, (b) describes such Asset Disposition, (c) sets forth (i) estimated Net Proceeds to be received by the Obligors upon consummation of such Asset Disposition and (ii) net book value of the Asset Disposition Collateral in respect of such Asset Disposition together with the aggregate net book value of all Asset Disposition Collateral in respect of all Asset Dispositions completed in the then current calendar year.
     Asset Disposition Collateral. Shall mean any Collateral to be Transferred in connection with an Asset Disposition.
     Bank of America. As defined in the introductory paragraph hereto.
     Bank Credit Agreement. As defined in the Preamble hereto.
     Bank Credit Agreement Debt. Shall mean all indebtedness, obligations and liabilities of any of the Company and Guarantors to or for the benefit of U.S. Agent and U.S. Lenders (or their Affiliates) arising or incurred under the Bank Credit Agreement Documents or the Guaranties related thereto, existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, arising by contract, operation of law or otherwise, including, but not limited to, Post-Petition Interest. Notwithstanding the foregoing, Bank Credit Agreement Debt shall not include any obligations for the payment of principal in excess of $220,000,000 (plus (i) the amount of any applicable fees and costs payable to U.S. Agent or the U.S. Bank Credit Agreement Lenders (or their Affiliates) under the Bank Credit Agreement Documents, (ii) all Bank Credit Agreement Swap Obligations, and (iii) all Bank Credit Agreement Treasury Management Obligations) plus the amount of any Additional Future Debt incurred under the Bank Credit Agreement.
     Bank Credit Agreement Documents. Shall mean the Bank Credit Agreement and each other document and instrument executed in connection with the Bank Credit Agreement, including, but not limited to, any Swap Contract or any document or agreement evidencing any Treasury Management Obligation (as defined in the Bank Credit Agreement) between the Company and any Bank Credit Agreement U.S. Lender or any of its Affiliates.
     Bank Credit Agreement Letter of Credit. Shall mean standby or commercial letter of credit issued pursuant to the Bank Credit Agreement by Bank of America as U.S. L/C Issuer

thereunder or issued by any other Bank Credit Agreement U.S. Lender that may then be operating as U.S. L/C Issuer thereunder.
     Bank Credit Agreement Swap Obligations. Shall mean all obligations, liabilities and indebtedness of the Company to any Bank Credit Agreement U.S. Lender or its Affiliate with respect to any Swap Contract.
     Bank Credit Agreement Treasury Management Obligations. Shall mean all obligations, liabilities and indebtedness of any Obligor to any Bank Credit Agreement U.S. Lender or any Affiliate of any Bank Credit Agreement U.S. Lender with respect to any treasury management or similar services provided to any such Obligor by such Bank Credit Agreement U.S. Lender or its Affiliate.
     Bank Credit Agreement U.S. Lenders. Shall mean each of the financial institutions from time to time party to the Bank Credit Agreement and identified therein as a U.S. Lender and shall specifically include each assignee of any Person who at any time is a U.S. Lender under the Bank Credit Agreement and shall also specifically include each person becoming a party to the Bank Credit Agreement in the capacity of a U.S. Lender after the date hereof.
     Bankruptcy Code. Shall mean the Bankruptcy Code of 1978, as amended, or any successor statute.
     Bankruptcy Event. Shall mean and include:
               (a) the pendency of any case against the Company or any Guarantor arising under the Bankruptcy Code;
               (b) the pendency of any case against the Company or any Guarantor arising under any other bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction;
               (c) the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Guarantor or any substantial assets of any of them;
               (d) any assignment for the benefit of creditors of the Company or any Guarantor; and
               (e) the failure of the Company or any Guarantor generally to pay its debts as they become due.
     Business Day. Shall mean any day, other than Saturday, Sunday or a legal holiday or any other day on which banking institutions in Chicago, Illinois generally are authorized by law to close.
     Collateral. Shall mean any of the properties and assets of whatever nature, tangible or intangible, now owned or existing or hereafter acquired or arising, of the Company or any of the Guarantors in which at the time of reference a Lien has been granted or has purportedly been granted to the Collateral Agent to secure the Secured Obligations and which has not been released pursuant to the terms hereof and all other cash provided to be the subject of a Lien to secure any of the Secured Obligations as contemplated by any Security Document, and any property and assets paid or payable to the Collateral Agent under any of the Guaranties or any subordination agreement, in each case other than Excluded Collateral.
     Collateral Agent. As defined in the introductory paragraph hereto unless and until a successor Collateral Agent shall have been appointed pursuant to Section 5.6, and thereafter “Collateral Agent” shall mean such successor Collateral Agent.
     Collateral Agent Bank. As defined in the introductory paragraph hereto and any successor bank, in its individual capacity, serving as a successor Collateral Agent pursuant to Section 5.6.
     Company. As defined in the introductory paragraph hereto.
     Credit Documents. Shall mean, collectively, the Bank Credit Agreement Documents, the Note Documents, the Trade Agreement, any Additional Future Debt Documents and the Security Documents.
     Debtor Relief Laws. Shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     Default. Shall mean any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.
     Demand Notice. See Section 4.4(a).
     Disposition. See Section 4.1(b).
     Distribution Amount. See Section 4.1(c)(i).
     Enforcement Notice. Shall mean written notice given by the Requisite Parties or Special Requisite Parties, as the case may be, to the Collateral Agent (a) stating that a Notice of Actionable Default has theretofore been given by such Requisite Parties or Special Requisite Parties, as the case may be, to the Collateral Agent and that the Actionable Default specified in such Notice of Actionable Default continued to exist uncured for the applicable period described in Section 4.5, and (b) setting forth instructions from such Requisite Parties or Special Requisite Parties, as the case may be, to the Collateral Agent to exercise all or any such rights, powers and remedies as are available under the Security Documents and making such additional statements as may be called for under Section 4.5.
     Event of Default. Shall mean any “Event of Default” under and as defined in the Trade Agreement, any “Event of Default” under and as defined in the Note Agreement, any “Event of Default” under and as defined in the Bank Credit Agreement or any similar event or condition giving rise to the right of a holder or holders of Additional Future Debt to accelerate or which results in the acceleration of the maturity of such Additional Future Debt. Notwithstanding anything to the contrary set forth in any Credit Document, each Secured Party hereby agrees that any default by the Company or any Guarantor in the performance or observance of any covenant or provisions of this Agreement or any Security Document shall not constitute an “Event of Default” under such Credit Document unless such default shall continue for more than thirty (30) days after the first date on which a Senior Officer of the Company becomes aware of such default.
     Excluded Collateral. Shall mean (a) any property (whether currently existing or subsequently acquired) subject to a Permitted First Priority Lien, to the extent the agreement creating such Lien prohibits additional Liens on such property; (b) cash sufficient to secure the Company’s (or any of its Subsidiaries’) obligations to pay its workmen’s compensation benefits, including obligations to any Person providing surety, insurance, letters of credit or other credit support so long as such cash does not secure any other obligation for any other purpose; (c) all property purchased with proceeds of the note issued pursuant to the Loan Agreement dated as of November 1, 1994 between the Company and the City of Hammond, Indiana; (d) all properties and assets of A. M. Castle & Co. (Canada), Inc., and any successor holder of such assets; (e) any leasehold interest in any real property leased by the Company or any Subsidiary the termination of which would not result in a Material Adverse Effect; (f) all shares of capital stock (or other similar equity or ownership interests) in a Person (other than the Company or any wholly-owned Subsidiary of the Company) where the assignment, transfer or hypothecation thereof, for collateral purposes, is prohibited or restricted by the terms and conditions of its constitutive (or similar formation related) documents, any agreements or arrangements with the holders of its capital stock, (or other similar equity or ownership interests) or any other similar agreements, and, as a result of any such assignment, transfer or hypothecation by any Obligor, such Obligor would be deprived of any material right or otherwise suffer any material adverse affect in respect of such capital stock, other interests or otherwise under such documents, agreements or arrangements; (g) all Property of a Person existing at the time such Person becomes a Subsidiary of the Company to the extent that any agreement or arrangement (the amount of all obligations which are created or evidenced by, or the subject of, such agreements or arrangements are herein referred to as “Future Negative Pledge Obligations”) to which such Person is a party or by which such Person is bound prohibits or restricts Liens on such Property so long as such agreement or arrangement was not entered into in contemplation of such Person becoming a Subsidiary and the existence of the Lien of the Collateral Agent would result in such Subsidiary being deprived of any material right or otherwise suffering any material adverse effect with respect to such Property or otherwise under any such agreement or arrangement so long as the aggregate amount of all Future Negative Pledge Obligations and the aggregate amount of obligations secured by Future Acquired Liens does not exceed 10% of Adjusted Consolidated Net Worth (as such term is defined in the Bank Credit Agreement as in effect on the date hereof); (h) all stock issued by any Foreign Subsidiary; (i) all assets of any Foreign Subsidiary; and (j) all general intangibles to the extent that the grant of a security interest therein is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Sections 9-406, 9-407 or 9-408 of the Illinois UCC or other applicable law.
     Excluded Insurance Proceeds. Shall mean any proceeds of insurance directly relating to a claim for, or a loss arising from (a) business interruption insurance so long as all such proceeds are used by the Obligors to maintain the business operations whose interruption was the subject of the claim giving rise to such proceeds and (b) the damage, destruction or loss of inventory so long as such proceeds are used by the Obligors for working capital or to replace the inventory whose damage, destruction or loss was the subject of the claim giving use to such proceeds.
     Existing First Priority Liens. Shall mean Liens securing obligations existing on the date of this Agreement as such liens and obligations are disclosed in the lender’s title insurance policies described on Schedule 1.1 to this Agreement and the additional Liens disclosed on Schedule 1.1.
     Foreign Subsidiary. As defined in the Bank Credit Agreement (as in effect on the date hereof).
     Future Acquired Liens. Shall mean Liens on Property of a Person which shall have become a Subsidiary after the date of this Agreement so long as (a) each such Lien existed on the date such Person became a Subsidiary and such Lien was not created in contemplation of such Person becoming a Subsidiary and (b) the aggregate amount of obligations secured by all such Liens, together with the aggregate amount of all Future Negative Pledge Obligations, does not exceed 10% of Adjusted Consolidated Net Worth (as such term is defined in the Bank Credit Agreement as in effect on the date hereof).
     Future Negative Pledge Obligations. See definition of “Excluded Collateral” in this Section 1.1.
     Guaranties. See definition of “Guarantors” in this Section 1.1.
     Guarantors. Shall mean each of Datamet, Inc., an Illinois corporation, Keystone Tube Company, LLC, a Delaware limited liability company, Total Plastics, Inc., a Michigan corporation, Paramont Machine Company, LLC, a Delaware limited liability company, Advanced Fabricating Technology, LLC, a Delaware limited liability company, Oliver Steel Plate Co., a Delaware corporation, Metal Mart, LLC, a Delaware limited liability company, Transtar Intermediate Holdings #2, Inc., a Delaware corporation, Transtar Metals Holdings, Inc., a Delaware corporation, Transtar Inventory Corp., a Delaware corporation, Transtar Metals Corp., a Delaware corporation and Transtar Marine Corp., a Delaware corporation, and any other party that may from time to time hereafter execute and deliver a guaranty for the benefit of any one or more of the Secured Parties guarantying the Secured Obligations (collectively, the “Guaranties”).
     Insured. See Section 12.1(a)(i).
     Investment Grade. Shall mean in respect of any obligation that such obligation (i) has a rating of Baa3 or better by Moody’s Investor Service or a rating BBB-or better by Standard &

Poor’s; or (ii) in the judgment of the Majority Secured Parties has a credit quality equal to or better than one which would be afforded either of the ratings described in clause (i) of this definition.
     Joinder Agreement. Attached as Exhibit A hereto.
     Lien. Shall mean any mortgage, security deed, deed of trust, pledge, lien, security interest or other encumbrance, whether now existing or hereafter created, acquired or arising, and whether voluntary or involuntary, to secure payment of a debt or performance of an obligation.
     Loan Documents. Shall mean the Credit Documents (other than the Security Documents).
     Majority Secured Parties. Shall mean a group of holders of Secured Obligations which includes each of (a) holders of at least 51% of the Note Principal Obligations (exclusive of any Yield-Maintenance Amount), (b) the holders of at least 51% in principal amount of the Bank Credit Agreement Debt (exclusive of Bank Credit Agreement Swap Obligations and Bank Credit Agreement Treasury Management Obligations), (c) the holders of at least 51% in principal amount of the Trade Agreement Debt and (d) the holders of at least 51% in principal amount of Additional Future Debt, if any.
     Material Adverse Effect. Shall mean a material adverse effect on (a) the business, assets, properties, profits, prospects, operations or condition, financial or otherwise, of the Company and its Subsidiaries, on a consolidated basis or (b) the ability of the Company to perform its obligations under any of the Credit Documents, or (c) the ability of any of the holders of the Secured Obligations to enforce the Company’s obligations under any of the Credit Documents.
     Material Provisions. Shall mean, in respect of any Security Documents, any provision which describes the nature of the Secured Obligations secured thereby or establishes that all Secured Obligations are pari passu with respect to the Lien created by such Security Document.
     Mortgage. Shall mean any mortgage or deed of trust, whether now existing or hereafter created, encumbering any of the Mortgaged Property.
     Mortgaged Property. Shall mean any Significant Real Estate Interest, now owned or hereafter acquired, of the Company or any of the Guarantors with respect to which at the time of reference a mortgage or deed of trust has been granted or has purportedly been granted to the Collateral Agent to secure the Secured Obligations and which has not been released pursuant to the terms hereof.
     Mortgagor. Shall mean the Company or any of the Guarantors who has granted to the Collateral Agent for the benefit of the Secured Parties a Mortgage on any Mortgaged Property.
     Net Proceeds. Shall mean, with respect to any Taking, damage, destruction or loss of Collateral or any Asset Disposition (each, a “Payment Event”), the cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by one or more Obligors or the Collateral Agent as a result of such Payment Event, in each case, net of (a) any bona fide direct out of pocket costs and expenses incurred in connection with such Payment Event, (b) payments made by any such Obligor to retire or repay indebtedness (other than the Secured Obligations) where payment of such indebtedness is secured by Permitted First Priority Liens on the Property which is the subject of such Payment Event and such indebtedness shall have become due or payable as a result of such Payment Event, (c) so long as no Default or Event of Default shall have occurred and be continuing, amounts required to be paid to any Person (other than the Company of any wholly-owned Subsidiary of the Company) owning a beneficial interest in any Property which is the subject of such Payment Event and (d) so long as no Default or Event of Default shall have occurred and be continuing, income taxes reasonably estimated to be actually payable within two years of the date of the applicable Payment Event as a result of any gain recognized in connection therewith.
     Northern. As defined in the introductory paragraph hereto.
     Note Agreement. As defined in the Preamble hereto.
     Note Debt. Shall mean all indebtedness, obligations and liabilities of any of the Company and the Guarantors to or for the benefit of any Noteholder arising or incurred under the Note Agreement (including, without limitation, Yield-Maintenance Amounts), the Notes or the Guaranties related thereto, existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, arising by contract, operation of law or otherwise, including, but not limited to, Post-Petition Interest. Notwithstanding the foregoing, Note Debt shall not include Note Principal Obligations to the extent that such Note Principal Obligations exceed $75,000,000 plus the principal amount of any Additional Future Debt incurred under the Note Documents.
     Note Documents. Shall mean the Notes and the Note Agreement.
     Noteholders. As defined in the introductory paragraph hereto, together with their respective successors and assigns.
     Note Principal Obligations. Shall mean at the time of reference thereto, the principal amount then outstanding under the Notes or any instruments or agreements issued or entered into in compliance with the terms of this Agreement and the Credit Documents.
     Notes. Shall mean the Notes issued to the Noteholders pursuant to the Note Agreement, together with any promissory notes or other evidences of indebtedness issued in exchange for, replacement of or substitution for any Notes under the Note Agreement.
     Notice of Actionable Default. A notice by (i) the Requisite Parties delivered to the Collateral Agent, stating that an Actionable Default has occurred and is continuing or (ii) the Special Requisite Parties delivered to the Collateral Agent stating that an Actionable Payment Default has occurred and is continuing.
     Obligors. Shall mean collectively, the Company and each of the Guarantors.

     Offered Repayment. Shall mean a written offer made by any of the Obligors to each of the holders of Secured Obligations to use the Net Proceeds in respect of any Taking under Section 10, or damage, destruction or loss under Section 11, or Asset Disposition under Section 12 to ratably prepay (based on the aggregate unpaid principal amount (including contingent reimbursement obligations)) the Secured Obligations outstanding at the time of any such Offered Repayment, any accrued and unpaid interest thereon and, in the case of any Asset Disposition as contemplated by Section 12, Yield-Maintenance Amount and other prepayment or breakage fees) in an aggregate amount equal to such Net Proceeds as the case may be; in each case, such Offered Repayment shall be net of all reasonable costs incurred by the Collateral Agent in connection with the obtaining or collecting of such proceeds, including, without limitation, reasonable attorney’s fees.
     Payment Default. See Section 1.1 (in the definition of Actionable Payment Default).
     Perfection Certificate. Shall mean the fully completed Perfection Certificate substantially in the form of Exhibit B hereto delivered to the Collateral Agent by the Company on the date hereof.
     Permitted First Priority Lien. Shall mean (a) Existing First Priority Liens (b) Future Acquired Liens and (c) the Liens described in (and permitted by) each of (i) clause (a), clause (b) and clause (h) of Section 6D. of the Note Agreement (as in effect on the date hereof), (ii) clause (a), clause (b) and clause (h) of Section 7.04 of the Bank Credit Agreement (as in effect on the date hereof) as incorporated by reference pursuant to Section 6.3 of the Trade Agreement (as in effect on the date hereof), (iii) clause (a), clause (b) and clause (h) of Section 7.04 of the Bank Credit Agreement (as in effect on the date hereof) and (iv) similar clauses in any Additional Future Debt Documents.
     Permitted Investments. Shall mean
               (a) investments in certificates of deposit (and equivalent investments, including, without limitation, overnight federal reserve fund deposits) issued by any bank, trust company or national association that is acting as Collateral Agent hereunder and having a maturity of 365 days or less;
               (b) investments in commercial paper rated on the date of acquisition thereof “A-1”(or higher) by Standard & Poor’s or “P-1” (or higher) by Moody’s (or any future comparable ratings issued by Standard & Poor’s or Moody’s), provided that such obligations mature within 270 days of the date of acquisition thereof;
               (c) investments in obligations of the United States of America, provided that such obligations mature within 365 days of the date of acquisition thereof;
               (d) investments in “money market” funds limited to obligations of the type defined in clauses (a), (b) and (c) above.
     Person. Shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated association, business or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Post-Petition Interest. Shall mean any interest or entitlement to fees or expenses or other charges that accrues after the occurrence of any Bankruptcy Event, whether or not allowed or allowable in any such proceeding with respect to such Bankruptcy Event.
     Principal Obligations. Shall mean Note Principal Obligations in an amount not to exceed $75,000,000, the outstanding principal amount of Bank Credit Agreement Debt (exclusive of Bank Credit Agreement Swap Obligations and Bank Credit Agreement Treasury Management Obligations) in an amount not to exceed $220,000,000 and the outstanding principal amount of Trade Agreement Debt in an amount not to exceed $10,000,000, and the outstanding principal amount of all Additional Future Debt.
     Property. Shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
     Pro Rata. Shall mean as to any Secured Party, as of any date of determination thereof, the percentage which such Secured Party’s outstanding Principal Obligations represent of the total outstanding Principal Obligations (excluding for purposes of this calculation any Yield-Maintenance Amount, Bank Credit Agreement Swap Obligations and Bank Credit Agreement Treasury Management Obligations).
     Real Estate Facility. Shall mean any real property owned by any Obligor, including any land, buildings and other improvements thereon.
     Related Parties. Shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     Requisite Parties. Shall mean as of any date the holders of at least 51% in aggregate outstanding principal amount of all Bank Credit Agreement Debt (exclusive of Bank Credit Agreement Swap Obligations and Bank Credit Agreement Treasury Management Obligations), Note Debt (exclusive of any Yield-Maintenance Amount), Trade Agreement Debt and Additional Future Debt on such date.
     Responsible Officer. Shall mean with respect to the Collateral Agent, an officer in its Agency Management Services Department (or similar department) of the Collateral Agent Bank.
     Secured Obligations. Shall mean collectively, (a) the Note Debt, (b) the Bank Credit Agreement Debt, (c) the Trade Agreement Debt, (d) any Additional Future Debt and (e) all indebtedness, obligations and liability of the Company or any Guarantor to the Collateral Agent under any Security Document.
     Secured Parties. Shall mean the U.S. Agent for the ratable benefit of the Bank Credit Agreement U.S. Lenders and each of the holders of Note Debt, Bank Credit Agreement Debt, Trade Debt and Additional Future Debt.
     Security Document Amendments. Shall mean each of the documents listed on Exhibit C hereto.

     Security Documents. Shall mean any and all instruments or agreements pursuant to which a Lien is created or arises in favor of the Collateral Agent or any other Secured Party to secure any of the Secured Obligations.
     Senior Officer. Means the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of the Company.
     Significant Real Estate Interest. Shall mean each Real Estate Facility (other than any Excluded Collateral).
     Significant Subsidiary. As defined in the Bank Credit Agreement.
     Special Cash Collateral Account. See Section 4.1(c).
     Special Requisite Parties. Shall mean as of any date the holders of at least 25% in aggregate outstanding principal amount of all Bank Credit Agreement Debt (exclusive of Bank Credit Agreement Swap Obligations and Bank Credit Agreement Treasury Management Obligations), Note Debt (exclusive of any Yield-Maintenance Amount), Trade Agreement Debt and Additional Future Debt on such date.
     Stock Pledge Agreement. Shall mean one or more instruments or agreements executed and delivered to the Collateral Agent in connection with the execution and delivery of this Agreement which purports to pledge and grant a security interest to the Collateral Agent in shares of capital stock or other equity interest of any Subsidiary or other Person that are certificated or otherwise physically evidenced.
     Subsidiary. As defined in the Bank Credit Agreement (as in effect on the date hereof).
     Supermajority Secured Parties. Shall mean as of any date the holders of at least 66-2/3% in aggregate outstanding principal amount of all Bank Credit Agreement Debt (exclusive of Bank Credit Agreement Swap Obligations and Bank Credit Agreement Treasury Management Obligations), Note Debt (exclusive of any Yield-Maintenance Amount), Trade Agreement Debt and Additional Future Debt on such date.
     Swap Contract. Shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     Taking. See Section 10.1.
     Trade Agreement. As defined in the Preamble hereto.
     Trade Agreement Debt. Shall mean all indebtedness, obligations and liabilities of any of the Company and Guarantors to or for the benefit of Northern arising or incurred under the Trade Agreement (including any prepayment premium) or the Guaranties related thereto, existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, arising by contract, operation of law or otherwise including, but not limited to, Post-Petition Interest. Notwithstanding the foregoing, Trade Agreement Debt shall not include any obligations for the payment of principal in excess of $10,000,000 (plus the amount of any applicable fees and costs payable to Northern under the Trade Agreement) plus the amount of any Additional Future Debt incurred under the Trade Agreement.
     Transfer. Shall mean any sale or other disposition of assets (including, without limitation, stock of Subsidiaries) constituting Collateral in accordance with the terms of the Note Documents, the Trade Agreement, the Bank Credit Agreement or any Additional Future Debt Documents.
     Undrawn LC Exposure. Shall mean the aggregate undrawn face amount of the outstanding Bank Credit Agreement Letters of Credit.
     U.S. Agent. Shall mean Bank of America in its capacity as U.S. Agent for the ratable benefit of the Bank Credit Agreement U.S. Lenders under the Bank Credit Agreement and its successors and assigns.
     Yield-Maintenance Amount. Shall mean with respect to the Note Agreement and the Note Debt owed thereunder, the “Yield-Maintenance Amount” as defined in the Note Agreement on the date hereof.
          1.2 Terms Generally. The definitions in Section 1.1 shall apply (except as otherwise specified) equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.
     2. RECOURSE OF SECURED PARTIES; OTHER COLLATERAL; ACTION BY SECURED PARTIES.
          2.1 Recourse of Secured Parties; Other Collateral.
               (a) Each of the Secured Parties acknowledges and agrees that (i) it shall only have recourse to the Collateral through the Collateral Agent and that it shall have no independent recourse to the Collateral and (ii) the Collateral Agent shall have no obligation to, and shall not (except as otherwise specifically provided herein) take, any action hereunder or under any Security Document to which it is a party, except upon instructions from the Requisite Parties or the Special Requisite Parties, as the case may be, in accordance with Section 2.2 hereof.
               (b) Nothing contained herein shall restrict (i) the rights of any Secured Party (other than the Collateral Agent) to pursue remedies, by proceedings in law and equity, to collect any of the Secured Obligations or to enforce the performance of and provisions of any of the Secured Obligations, to the extent in either case that such remedies do not relate to the Collateral or interfere with the Collateral Agent’s ability to take action hereunder or under any Security Document or (ii) the rights of any Secured Party (other than the Collateral Agent) to initiate an action or actions in any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar proceeding in its individual capacity and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding, including, without limitation, with respect to any question concerning the post-petition usage of Collateral and post-petition financing arrangements.
               (c) Neither the Collateral Agent nor any other Secured Party shall contest the validity, perfection, priority or enforceability of or seek to avoid any Lien securing any Secured Obligation, and each party hereby agrees to cooperate in the defense of any action contesting the validity, perfection, priority or enforceability of such Liens. Except as expressly provided in this Agreement with respect to distributions of Collateral or proceeds by the Collateral Agent to the Secured Parties, no Secured Party shall have the right to obtain any of the Collateral for its sole account or the benefit for its sole account of any Lien securing any of the Secured Obligations. No Secured Party may seek, and each Secured Party hereby waives, any right to require any of the Collateral to be partitioned.
          2.2 Action by Secured Parties.
               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Requisite Parties, the Special Requisite Parties or the Majority Secured Parties, as the case may be, shall be embodied in and evidenced by one or more instruments and signed by or on behalf of such Requisite Parties, such Special Requisite Parties or such Majority Secured Parties, as the case may be, and, except as otherwise expressly provided in any such instrument to be effective at a later date, any such action shall become effective when such instrument or instruments shall have been received by the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an “Action” of the Persons signing such instrument or instruments. U.S. Agent shall for all purposes of this Agreement act as agent for Bank Credit Agreement U.S. Lenders as provided in the Bank Credit Agreement and shall have the exclusive right to make or give any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted by this Agreement on behalf of the Bank Credit Agreement U.S. Lenders as holders of the Bank Credit Agreement Debt in accordance with Section 9.11(i)(iv) of the Bank Credit Agreement.

               (b) The Collateral Agent shall be entitled to rely absolutely upon an Action of the Requisite Parties, the Special Requisite Parties or the Majority Secured Parties, as the case may be, if such Action purports to be taken by or on behalf of such Requisite Parties, such Special Requisite Parties or such Majority Secured Parties, as the case may be, and nothing in this Section 2.2 or elsewhere in this Agreement shall be construed to require the Collateral Agent to demonstrate that such Requisite Parties, such Special Requisite Parties or such Majority Secured Parties, as the case may be, have been authorized by the Bank Credit Agreement U.S. Lenders, the U.S. Agent, the Noteholders, Northern and/or the holders of Additional Future Debt, as applicable, to take any action which they purport to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Action of the Bank Credit Agreement U.S. Lenders, the U.S. Agent, the Noteholders, Northern, and/or the holders of Additional Future Debt, as the case may be.
     3. DUTIES OF COLLATERAL AGENT.
          3.1 Notices to the Secured Parties. The Collateral Agent shall use commercially reasonable efforts to, within five (5) Business Days following receipt thereof, furnish to each of the Noteholders, Northern, U.S. Agent and the holders of Additional Future Debt:
               (a) a copy of each Notice of Actionable Default, Demand Notice or Enforcement Notice received by the Collateral Agent;
               (b) a copy of each certificate received by the Collateral Agent rescinding or withdrawing a Notice of Actionable Default, Demand Notice or Enforcement Notice;
               (c) written notice of any release or subordination of rights by the Collateral Agent of any Collateral; and
               (d) a copy of any notice or other communication given or received by the Collateral Agent under any Security Document.
     The Collateral Agent shall not be required to furnish any of the foregoing of the items to any Person to the extent the specific terms of this Agreement require another party to this Agreement to furnish such item to such Person.
     Any Notice of Actionable Default, Demand Notice or Enforcement Notice shall be deemed to have been given when actually received by a Responsible Officer of the Collateral Agent and, subject to Section 4.5(c), to have been rescinded or withdrawn when a Responsible Officer of the Collateral Agent has actually received from the notifying party a notice rescinding or withdrawing such Notice of Actionable Default, Demand Notice or Enforcement Notice. Any Notice of Actionable Default, Demand Notice or Enforcement Notice shall be deemed to be outstanding at all times after such notice has been given until such time, if any, as such notice has been rescinded or withdrawn.

          3.2 Actions Under Security Documents.
               (a) The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents except for the performance of such duties as are specifically set forth herein or therein. The Collateral Agent shall take any action under or with respect to the Security Documents or the Collateral which is requested by the Requisite Parties or the Special Requisite Parties, as the case may be, pursuant to Section 4.5; provided that the Collateral Agent shall not amend or waive any provision of the Security Documents except in accordance with Section 7.
               (b) The Collateral Agent shall exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Security Documents to which it is a party or any of them or with respect to the Collateral solely in accordance with an Enforcement Notice received from the Requisite Parties or the Special Requisite Parties, as the case may be, in accordance with Section 4.5. The Collateral Agent shall have the right to decline to follow any such direction if (i) the Collateral Agent, being advised by counsel and acting in good faith, determines that the directed action is not permitted by the terms of this Agreement or the Security Documents or is unlawful or (ii) the Collateral Agent, being advised by counsel and acting in good faith, is in reasonable doubt as to whether such directed action is permitted by this Agreement or the Security Documents or would involve it in personal liability unless the Collateral Agent shall be provided written confirmation from the Requisite Parties or the Special Requisite Parties, as the case may be, providing the Enforcement Notice that the Collateral Agent’s indemnity by the other Secured Parties contained in this Agreement would apply without exception for such directed action (absent gross negligence and willful misconduct of the Collateral Agent). All directions from the Requisite Parties or the Special Requisite Parties, as the case may be, shall be as contemplated and permitted by this Agreement and the applicable Security Document. The Collateral Agent may rely on any such direction given to it by the Requisite Parties or the Special Requisite Parties, as the case may be, and shall be fully protected, and shall under no circumstances (absent the gross negligence and willful misconduct of the Collateral Agent) be liable to the Company, any Guarantor, any holder of any Secured Obligations, or any other Person for taking or refraining from taking action in accordance with such direction and the otherwise applicable terms of this Agreement.
               (c) In the absence of an Enforcement Notice (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Requisite Parties or the Special Requisite Parties, as the case may be, the Collateral Agent shall not, without the consent of the Requisite Parties or the Special Requisite Parties, as the case may be, exercise remedies available to it under any Security Documents or with respect to the Collateral or any part thereof.
          3.3 Status of Moneys Received. All moneys received by the Collateral Agent pursuant to this Agreement shall be held in trust for the purposes for which they were paid, and shall be segregated from any other moneys held by the Collateral Agent, and may be deposited by the Collateral Agent under such general conditions as may be prescribed by law in the general banking department of the Collateral Agent, and the Collateral Agent shall not be liable for any interest thereon.

          4. CERTAIN INTERCREDITOR ARRANGEMENTS.
               4.1 General Rule: Pari Passu Rights Against Collateral.
                    (a) General Rule. All amounts owing with respect to the Secured Obligations shall be secured by the Collateral, without distinction as to whether some Secured Obligations are then due and payable and other Secured Obligations are not then due and payable, all in accordance with the priorities established in this Section 4.
                    (b) Application of Collateral Proceeds Generally. Except as specifically provided in Section 10, Section 11 and Section 12, if the Collateral Agent receives any cash amounts as payments under any Security Documents or as proceeds of or otherwise constituting the Collateral (which amounts, under the terms of any of the Security Documents, are to be applied to any of the Secured Obligations), including, without limitation, any amounts received pursuant to Section 4.6 and Section 4.7, any net proceeds received by the Collateral Agent in connection with any sale, exchange or other disposition (a “Disposition”) of Collateral and, if applicable, any sum received by the Collateral Agent pursuant to Section 507(b) of the Bankruptcy Code in any bankruptcy case in which the Company or a Guarantor is a debtor, such cash amounts shall be applied (subject to Section 4.2 and Section 5.4(b) hereof as follows):
     (i) first, to the payment of any unpaid fees or other amounts expressly owing under this Agreement to the Collateral Agent pursuant to Section 5.9 or Section 5.10;
     (ii) second, equally and ratably to reimburse the Secured Parties for any amounts paid by the Secured Parties pursuant to Section 5.10;
     (iii) third, pro rata to all accrued and unpaid interest on Bank Credit Agreement Debt, Note Debt, Trade Agreement Debt, Additional Future Debt in proportion to the respective amounts thereof owing to each Secured Party on the date of such distribution;
     (iv) fourth, pro rata to all outstanding principal amounts of Bank Credit Agreement Debt, Note Debt (other than Yield-Maintenance Amounts, Bank Credit Agreement Swap Obligations and Bank Credit Agreement Treasury Management Obligations), Trade Agreement Debt, Additional Future Debt in proportion to the respective amounts thereof owing to each Secured Party on the date of distribution;
     (v) fifth, pro rata, to all other Secured Obligations (including, without limitation, Yield-Maintenance Amounts, Bank Credit Agreement Swap Obligations and Bank Credit Agreement Treasury Management Obligations and fees payable under the Credit Documents), if any, then remaining unpaid, in proportion to the respective amounts owed to each Secured Party; and

     (vi) sixth, after indefeasible payment in full of and provision for all Secured Obligations, to the Company or to whomever else the Collateral Agent may be required to pay by applicable law.
                    (c) Special Deposit Provisions. Any payment pursuant to clause (iii) or clause (iv) of Section 4.1(b) with respect to Undrawn LC Exposure shall be paid to (or retained by) the Collateral Agent for deposit in an account (the “Special Cash Collateral Account”) to be held as Collateral for the Secured Obligations and to be applied as provided in this Section 4.1(c).
     (i) Distributions of Cash Collateral. On each date after the creation of the Special Cash Collateral Account on which a reduction in Undrawn LC Exposure occurs by reason of a drawing under any Bank Credit Agreement Letter of Credit as certified to the Collateral Agent by U.S. Agent, the Collateral Agent shall distribute from the Special Cash Collateral Account an amount (a “Distribution Amount”) equal to the lesser of (1) the balance held by the Collateral Agent in the Special Cash Collateral Account and (2) all or a portion of the amount of such draw, as certified to the Collateral Agent by U.S. Agent, which would have been received by U.S. Agent, prior to such time had such draw been made immediately prior to the first distribution made under Section 4.1(b) and the Secured Obligation resulting from such draw represented a separate non-contingent Secured Obligation. The Distribution Amount shall be distributed to pay any outstanding non-contingent amount of non-contingent Bank Credit Agreement Debt representing an increase in the amount of Bank Credit Agreement Debt on account of such draw. At such times as the Undrawn LC Exposure is reduced to zero, any amount remaining in the Special Cash Collateral Account, after the payment of all prior Distribution Amounts, shall be distributed as provided in clauses (iii), (iv), (v) and (vi) of Section 4.1(b). U.S. Agent shall provide copies of each certificate delivered to the Collateral Agent under this Section 4.1(c) to the Company and each of the other Secured Parties when such certificate is delivered to the Collateral Agent.
     (ii) Investment of Special Cash Collateral Account. All amounts in the Special Cash Collateral Account shall be invested by the Collateral Agent in Permitted Investments, as directed in writing by the Company and all income on such Permitted Investments shall be retained in the Special Cash Collateral Account until all Bank Credit Agreement Debt is paid in full and thereafter shall be distributed as provided in Section 4.1(b).
               4.2 Non-Cash Distributions or Proceeds. If the Collateral Agent receives any non-cash distributions or proceeds in respect of the Collateral, then, unless the Requisite Parties instruct the Collateral Agent to the contrary, the Collateral Agent shall hold such non-cash distributions and proceeds as Collateral upon the terms of this Agreement and the Security Documents until converted to cash and thereupon applied or disbursed in accordance with this

Section 4; provided, however, that, if any non-cash distribution is received by the Collateral Agent and is to be applied in satisfaction of any Secured Obligation by operation of a plan of reorganization under Chapter 11 of the federal Bankruptcy Code or otherwise as required by applicable law, the Requisite Parties may, instead of awaiting the conversion of such non-cash distribution to cash, direct the Collateral Agent to distribute such non-cash distribution as provided in Section 4.1(b), except in respect of a distribution under Section 4.1(b)(i).
               4.3 Additional Collateral. Each of U.S. Agent, each Noteholder, Northern and each holder of Additional Future Debt hereby covenants and agrees that it will not take, hold or suffer to exist any security interest in or Lien on any assets as security for any of the Secured Obligations unless such security interest or Lien is granted in favor of, or otherwise made available to, the Collateral Agent for the benefit of U.S. Agent, the Noteholders, Northern and the holders of Additional Future Debt as contemplated by this Agreement.
               4.4 Certain Notices.
                    (a) Each of U.S. Agent, each Noteholder, Northern and each holder of Additional Future Debt hereby agrees to give written notice to the Collateral Agent of any demand for payment in full of the Secured Obligations owing to the demanding party, whether by acceleration of such obligations or otherwise (a “Demand Notice”). Any Requisite Parties or Special Requisite Parties, as the case may be, giving a Notice of Actionable Default or Enforcement Notice to the Collateral Agent shall contemporaneously give a copy thereof to each of the other Secured Parties.
                    (b) Neither U.S. Agent, any Noteholder, Northern nor any holder of Additional Future Debt shall incur liability of any kind should it, upon the occurrence of any Event of Default, refrain from accelerating maturity or otherwise demanding payment in full of any Secured Obligations owing to it, or should it refrain from exercising any of its rights and remedies against the Company, any Guarantor or any other obligor in respect of the Secured Obligations.
               4.5 Enforcement.
                    (a) The Collateral Agent shall (subject to the provisions of Section 3.2 and Section 5) take any such actions in the exercise of rights and remedies under the Security Documents as are directed in an Enforcement Notice given by the Requisite Parties or Special Requisite Parties, as the case may be, at any time more than five (5) Business Days after a Notice of Actionable Default shall have been given to a Responsible Officer of the Collateral Agent with respect to the Event of Default that is the basis (or one of the bases) of the Enforcement Notice. In the event the Collateral Agent shall have received conflicting directions from the Special Requisite Parties and the Requisite Parties, it shall follow the directions of the Requisite Parties, except to the extent that such direction of the Requisite Parties would have the effect of rescinding or nullifying any Enforcement Notice given by Special Requisite Parties, in which case the Collateral Agent shall follow the directions of the Special Requisite Parties set forth in such Enforcement Notice. In the event the Collateral Agent shall receive conflicting directions as set forth in two or more Enforcement Notices delivered by any one or more holders of Secured Obligations, each of which constitutes Special Requisite Parties, it shall either

(i) follow the directions of the Requisite Parties or (ii) if no such directions shall have been given by the Requisite Parties within thirty (30) Business Days from the most recent directions so received from a group of holders constituting Special Requisite Parties submit such matter to a court of competent jurisdiction to establish the proper course of action it shall be required to take. It is acknowledged that the Collateral Agent shall have no obligation to take any action (including, without limitation, submitting such matter to court) unless it has received security or indemnity as contemplated by Section 5.9(a).
                    (b) Each of U.S. Agent, each Noteholder, Northern and each holder of Additional Future Debt agrees that it will promptly, and in any event within five (5) Business Days after the request by one of the others (which request may be made telephonically), advise the requesting party (telephonically, confirmed in writing) as to the outstanding amount of Bank Credit Agreement Debt, Note Debt, Trade Agreement Debt or Additional Future Debt owed to it. Any party may rely on such information (or other means available to it) to determine whether the Requisite Parties or the Special Requisite Parties, as the case may be, have acted with respect to any action or proposed action.
                    (c) Any Enforcement Notice, when issued, may be rescinded or withdrawn with the consent of the Requisite Parties or Special Requisite Parties, whichever shall have given such Enforcement Notice         .
               4.6 Turnover of Collateral. If any Secured Party acquires custody, control or possession of any payment constituting any Collateral (including proceeds therefrom), other than pursuant to the terms of Section 4.1(b), Section 4.1(c) or Section 4.2 hereof, such Secured Party shall promptly cause such payment or Collateral to be delivered to or put in the custody, possession or control of the Collateral Agent or, if the Collateral Agent shall so designate, an agent of the Collateral Agent (which agent may be a branch or affiliate of the Collateral Agent) in the same form of payment received, with appropriate endorsements, for distribution in accordance with the provisions of Section 4.1 or Section 4.2, as applicable. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Collateral in trust for the Collateral Agent. Notwithstanding the foregoing, neither U.S. Agent, any Noteholder, Northern nor any holder of Additional Future Debt shall be required to deliver to the Collateral Agent or such agent of the Collateral Agent, any amounts received by U.S. Agent, such Noteholder, Northern or such holder of Additional Future Debt prior to receipt by the Collateral Agent of a Notice of Actionable Default to the extent that such amounts constitute (a) payments of principal on Bank Credit Agreement Debt, the Note Debt, the Trade Agreement Debt or Additional Future Debt required to be made pursuant to the Loan Documents and due and paid prior to such date, or (b) regular payments of interest, Yield-Maintenance Amounts, Bank Credit Agreement Swap Obligations, Bank Credit Agreement Treasury Management Obligations, fees and other charges on or in respect of Bank Credit Agreement Debt, the Note Debt, the Trade Agreement Debt or Additional Future Debt due and paid prior to such date.
               4.7 Payments From Enforcement Rights. Each of the Secured Parties agrees with each other Secured Party that (a) if any Secured Party exercises any right of setoff, banker’s lien or similar right with respect to any Collateral or any assets of the Company or any Guarantor, the amount set off shall be applied pro rata to the Secured Obligations in accordance with Section 4.1(b) or Section 4.2, as the case may be, and (b) if such Secured Party shall receive from the Company or any Guarantor, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross-action, enforcement of the claim in respect of the Secured Obligations owing to such Secured Party by proceedings against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, for application to the payment of the Secured Obligations owing to such Secured Party any amount in excess of its ratable portion of the payments received by the other Secured Parties with respect to Bank Credit Agreement Debt, Note Debt, Trade Agreement Debt and Additional Future Debt (as the case may be) held by all of the Secured Parties as contemplated by Section 4.1(b) or Section 4.2, as the case may be, such Secured Party will make such disposition and arrangements with the other Secured Parties with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Secured Party receiving in respect of the Secured Obligations owing to it its proportionate payment as contemplated by Section 4.1(b) or Section 4.2, as the case may be; provided that if all or any part of such excess payment is thereafter recovered from such Secured Party, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.
               4.8 Waivers and Amendments of Credit Documents. Each of the Noteholders, Northern, U.S. Agent and each holder of Additional Future Debt agrees that, without the written consent of the Majority Secured Parties, it shall not modify or amend any provisions of or give any waiver with respect to the Credit Documents to which such party hereto is a signatory, if the effect of such modification or amendment or waiver is (i) to increase the Principal Obligations of the Note Debt, Trade Agreement Debt, Bank Credit Agreement Debt or the then outstanding Additional Future Debt (unless such increase in Note Debt, Trade Agreement Debt, Bank Credit Agreement Debt or Additional Future Debt constitutes Additional Future Debt, in which case no such consent shall be required), or (ii) to amend or modify any term defined therein which is incorporated by reference into this Agreement, or is specifically referred to in this Agreement in such a way as to alter its meaning in this Agreement, or (iii) to provide for loans to be made or letters of credit to be issued (other than by extension or renewal) after the issuance of an Enforcement Notice, or (iv) to amend or modify any provision of any of the Security Documents or this Agreement except as provided therein or herein. Except as otherwise specified in the preceding sentence, the Noteholders, Northern, U.S. Agent and the holders of Additional Future Debt, without the consent of the other parties, shall be free to deal with the Company and the Guarantors in their respective sole discretion under and in respect of the provisions of the Loan Documents to which they are party, with the right and power without limitation to modify, amend or waive any terms or provisions of such Loan Documents, to grant extensions of the time of payment or performance, and to make compromises and settlements with the Company or any Guarantor.
               4.9 Sharing of Financial Information. The Company acknowledges and consents to any exchange of information by and among U.S. Agent, each Noteholder, Northern and each holder of Additional Future Debt, without regard to whether the impact of any such exchange is favorable or unfavorable to the Company and without regard to the accuracy or completeness of any information so exchanged.

               4.10 Agents. Except as specifically provided in this Agreement, and except for the role of the Collateral Agent as specified in this Agreement, Bank of America is not acting as agent for any other Secured Party (other than as U.S. Agent for Bank Credit Agreement U.S. Lenders pursuant to the Bank Credit Agreement), no Noteholder is acting as agent for any other Secured Party and Northern is not acting as agent for any other Secured Party; and nothing stated or implied in this Agreement shall be deemed to create such an agency relationship.
          5. CONCERNING THE COLLATERAL AGENT.
               5.1 Appointment and Authority. Each of the Noteholders, Bank of America and Northern hereby irrevocably appoints Bank of America to act on its behalf as the Collateral Agent hereunder and under the Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 5 are solely for the benefit of the Collateral Agent, and the Secured Parties, and neither the Company nor any Guarantor shall have rights as a third party beneficiary of any of such provisions. Each of the Noteholders, U.S. Agent and Northern hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Secured Party and for purposes of acquiring, holding and enforcing any and all Liens on the Collateral to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 5.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Agent), shall be entitled to the benefits of all provisions of this Section 5, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under this Agreement) as if set forth in full herein with respect thereto.
               5.2 Rights as a Secured Party. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party as any other Secured Party and may exercise the same as though it were not the Collateral Agent and the term “Secured Party” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Secured Parties.
               5.3 Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:
                    (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
                    (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Security Documents that the Collateral Agent is required to exercise as directed in an Action of the Requisite Parties, the Special Requisite Parties or the Majority Secured Parties, as the case may be, provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to the Agreement or any Security Document or applicable law; and
                    (c) shall not, except as expressly set forth herein and in the Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.
     The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Parties, the Special Requisite Parties or the Majority Secured Parties, as the case may be, or (ii) in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent by the Company or a Secured Party.
     The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
     Whenever pursuant to the provisions hereof or of any Security Document it is required that any party hereto obtain the consent or approval of the Collateral Agent, or that any matter prove satisfactory to the Collateral Agent, or if the Collateral Agent, in its best judgment, needs clarification or instruction concerning its duties or obligations hereunder, the Collateral Agent, prior to giving any such consent or approval or indicating its satisfaction with any such matter, or performing such duty or obligation, shall (except where the failure to do so, in its good faith judgment, could imperil the Collateral or the Liens thereon) be required to consult with the Secured Parties in a manner deemed reasonable by the Collateral Agent, and the Collateral Agent shall be protected in following any direction of the Requisite Parties or Special Requisite Parties, as the case may be.
          5.4 Reliance by Collateral Agent.
               (a) The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
               (b) To the extent the Collateral Agent is required (pursuant to Section 4, 10, 11, 12, or otherwise) to determine any amount, or take any action to distribute any amount, of any Secured Obligation or other payments hereunder, it shall have no obligation to do so unless such amount shall have been certified in writing by the Requisite Parties or the Special Requisite Parties, as the case may be, as being the amount in question. Each of the other parties hereto agrees to certify such amounts upon request of the Collateral Agent. If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Security Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.
          5.5 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 5 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.
          5.6 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation to the Secured Parties and the Company. Upon receipt of any such notice of resignation, the Supermajority Secured Parties shall have the right, in consultation with the Company (so long as no Default or Event of Default shall have occurred and be continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Supermajority Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Company and the Secured Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Security Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Secured Party directly, until such time as the Majority Secured Parties appoint a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the Security Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Collateral Agent shall be as agreed to between the Company and such successor. After the retiring Collateral Agent’s resignation hereunder and under the Security Documents, the provisions of this Section 5 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.
          5.7 Non-Reliance on Collateral Agent and Other Secured Parties. Each Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Secured Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Secured Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any Security Document or any related agreement or any document furnished hereunder or thereunder.
          5.8 Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Company or any Guarantor, the Collateral Agent (irrespective of whether the principal of any Secured Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Company or any Guarantor) shall be entitled and empowered, by intervention in such proceeding or otherwise:
               (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Secured Obligations and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and the Collateral Agent and their respective agents and counsel and all other amounts due the Secured Parties and the Collateral Agent under the Credit Documents and Section 5.9) allowed in such judicial proceeding; and
               (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, if the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under Section 5.9.

     Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Secured Party to authorize the Collateral Agent to vote in respect of the claim of any Secured Party or in any such proceeding.
          5.9 Expenses and Indemnification.
               (a) By countersigning this Agreement, the Company agrees (i) to reimburse the Collateral Agent, promptly, for any reasonable expenses incurred by the Collateral Agent, including reasonable counsel fees and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any Security Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Secured Parties hereunder or under the Security Documents, and (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, promptly, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever (“Losses”) which may be imposed on, incurred by or asserted against the Collateral Agent Bank in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement or any Security Document or any action taken or omitted by them under this Agreement or any Security Document; provided that the Company shall not be liable to the Collateral Agent for any portion of such Losses resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents as determined by a final non-appealable order of a court of competent jurisdiction. A statement by the Collateral Agent that is submitted to the Company with respect to the amount of such expenses and containing a basic description thereof and/or the amount of its indemnification obligation shall be prima facie evidence of the amount thereof owing to the Collateral Agent or the Collateral Agent Bank, as the case may be; provided, however, that the Company shall nonetheless have the right to dispute any such amount and, to the extent provided in this Section 5.9, the reasonableness thereof if notice of any intended dispute is delivered to the Collateral Agent within 60 days after the Collateral Agent delivers the applicable statement to the Company. Except as otherwise expressly provided herein, the Collateral Agent shall be under no obligation to take any action to protect, preserve or enforce any rights or interests in the Collateral or to take any action in connection with the execution or enforcement of its duties hereunder, whether on its own motion or on request of any other Person, which in the opinion of the Collateral Agent may involve loss, liability or expense to it, unless one or more of the Secured Parties shall offer and furnish security or indemnity, reasonably satisfactory to the Collateral Agent in accordance herewith, against loss, liability and expense to the Collateral Agent. Notwithstanding anything to the contrary contained in this Agreement, or any Security Document or any other documents noted in Section 10 of this Agreement, in the event that the Collateral Agent is entitled or required to commence an action to foreclose on such Security Document or other document, or otherwise exercise its remedies to acquire control or possession of any property constituting all or part of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any such remedy if the Collateral Agent has determined in good faith that it may incur liability under any federal or state environmental or hazardous waste law, rule or regulation as the result of the presence at, or release on or from, any property of any hazardous materials or waste, as defined under such federal or state laws, unless it has received security or indemnity from a Person, in an amount and in form, all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.
               (b) The indemnification provisions in this Section 5.9(b) and Section 5.9(c) are in addition to the indemnification provisions in Section 5.9(a). Without limiting any indemnification the Company or any Obligor has granted in any other provision of this Agreement or in any other Credit Document, the Company and each Obligor hereby indemnifies and holds harmless the Collateral Agent and each of the Secured Parties and their respective directors, officers, employees and agents (collectively, the “Indemnified Parties”) from and against any and all Losses which may be imposed on, incurred by or asserted against the Indemnified Parties or any of them as a result of, arising out of, or relating to any claim, action or proceeding by any third party (other than any Indemnified Party) with respect to (i) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about any Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (ii) any use, non-use or condition of any Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (iii) any failure on the part of the Company or any applicable Obligor to perform or comply with any of the terms of any Mortgage, (iv) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or any part thereof made or suffered to be made by or on behalf of the Company or any applicable Obligor, (v) any negligence or tortious act on the part of the Company or any applicable Mortgagor or any of its agents, contractors, lessees, licensees or invitees, or (vi) any work in connection with any alterations, changes, new construction or demolition of or additions to any Mortgaged Property (collectively, the “Indemnified Liabilities”); provided, however, that the Company or any Obligor shall not indemnify or hold harmless any Indemnified Party against any Indemnified Liabilities arising (x) by reason of any Indemnified Party’s gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction, or (y) in the case of clauses (i), (ii), (iv) and (vi) above, from an event occurring after termination of the Company’s or such Obligor’s ownership or operation of any Mortgaged Property.
               (c) In the event that (i) any Indemnified Party is made a party to any action or proceeding by reason of the execution, delivery or performance of this Agreement or any Security Document or (ii) any action or proceeding shall be commenced in which it becomes necessary to defend or uphold the lien of any Mortgage, all reasonable sums paid by the Indemnified Parties for the expense of any litigation to prosecute or defend the rights and lien created by any Mortgage or otherwise shall be paid by the Company or any applicable Mortgagor to such Indemnified Parties, as hereinafter provided. The Company or any applicable Mortgagor will pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of any jurisdiction or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of any Mortgage or any obligation secured thereby. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, the Company or any applicable Mortgagor, upon written request of such Indemnified Party, will, at the Company’s or such Mortgagor’s expense, resist and defend such action, suit or proceeding or cause the same to be resisted or defended by counsel designated by the Company or such Mortgagor and approved by such Indemnified Party, which approval shall not be unreasonably withheld or delayed. The obligations of the Company and each Mortgagor under this Section 5.9 shall survive any discharge or reconveyance of any Mortgage and the payment in full of the obligations secured thereby. If and to the extent that the foregoing undertaking is unenforceable for any reason, the Company and each Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
               (d) All amounts payable to the Indemnified Parties under this Section 5.9 shall be deemed indebtedness secured by the Security Documents and shall bear interest at the highest interest rate for overdue payments provided for in any of the Credit Documents commencing 30 days after any Obligor’s receipt of written notice that such amounts are due and owing.
          5.10 Expenses and Indemnification by Secured Parties. Each of U.S. Agent, each Noteholder, Northern and each holder of Additional Future Debt severally agrees (i) to reimburse the Collateral Agent, promptly, in the amount of its Pro Rata share for any expenses referred to in Section 5.9 which shall not have been reimbursed or paid by the Company or paid from the proceeds of Collateral as provided herein and (ii) to indemnify and hold harmless the Collateral Agent, the Collateral Agent Bank and its directors, officers, employees and agents, promptly, in the amount of its pro rata share, from and against any and all Losses referred to in Section 5.9, to the extent the same shall not have been reimbursed by the Company or paid from the proceeds of Collateral as provided herein; provided that none of U.S. Agent, any Noteholder, Northern or any holder of Additional Future Debt shall be liable to the Collateral Agent or the Collateral Agent Bank for any portion of such Losses resulting from the gross negligence or willful misconduct of, or the gross negligence or willful misconduct in the failure to perform any express duty undertaken under this Agreement to be performed by, the Collateral Agent or the Collateral Agent Bank or any of its directors, officers, employees or agents as determined by a final non-appealable order of a court of competent jurisdiction. For purposes of this Section 5.10, the Pro Rata share of any Secured Party’s claim for which a reimbursement or indemnity obligation arises under this Section 5.10 shall be determined as of the last day of the calendar month preceding the date on which such claim was incurred and on which any Principal Obligations were outstanding.

          6. REPRESENTATIONS AND WARRANTIES. Each of the Collateral Agent, U.S. Agent, each Noteholder, Northern, each holder of Additional Future Debt and, by countersigning this Agreement, the Company and each Guarantor, represents and warrants to the other parties hereto that (a) the execution, delivery and performance of this Agreement or the Joinder Agreement to which it is a party (in the case of a holder of Additional Future Debt) (i) have been duly authorized by all requisite corporate or other action on its part and (ii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which it is subject or any judgment, order, writ, injunction, license or permit applicable to it and will not conflict with any provision of its charter documents or bylaws or any agreement or other instrument binding upon it; and (b) this Agreement or such Joinder Agreement, as the case may be, has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
          7. AMENDMENT OF THIS AGREEMENT.
               7.1 Amendments. No modification or amendment of this Agreement shall be effective unless the same shall be in writing and signed by the Majority Secured Parties and no modification or amendment of any Security Document shall be effective, nor shall any waiver of any provision of any Security Document be executed by the Collateral Agent, without the written consent of the Majority Secured Parties; provided, however, (i) no amendment or waiver shall adversely affect any of the Collateral Agent’s rights, immunities or rights to indemnification hereunder or under any of the Security Documents or expand its duties or reduce any amount payable to the Collateral Agent hereunder or under any Security Documents without the written consent of the Collateral Agent; (ii) Sections 3 and 5 of this Agreement and any other provision of this Agreement or of any of the Security Documents affecting the rights and obligations of the Collateral Agent hereunder may not be amended without the written consent of the Collateral Agent; (iii) no modification or amendment of Section 2.2 or the defined terms used therein, Section 4.9, Section 5.4, Section 5.9, Section 6, this Section 7.1(iii), Section 8, Section 9, Section 10, Section 11 or Section 12 of this Agreement shall be effective unless the same shall have been consented to by the Company; (iv) no modification, amendment or waiver that changes the amount that a Secured Party receives from a distribution hereunder or that delays the time of a distribution hereunder shall be effective without the consent of such Secured Party and (v) none of the Material Provisions of any of the Security Documents may be created, amended or waived without the consent of all holders of Secured Obligations; provided, further, however, that the Collateral Agent is hereby authorized and directed to execute and deliver the Security Document Amendments. Any Security Document executed after the date hereof shall be approved by the Majority Secured Parties as to form.
               7.2 Waivers. Except as provided in Section 7.1, no waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

          8. APPROVAL BY THE COMPANY AND GUARANTORS; COMPANY’S OBLIGATIONS ABSOLUTE.
               8.1 General. By countersigning this Agreement, each of the Company and the Guarantors acknowledges and consents to and agrees to perform and be bound by each provision of this Agreement which expressly recites that the Company or such Guarantor is agreeing to such provision by countersigning this Agreement.
               8.2 Obligations Absolute. Nothing contained in this Agreement shall impair, as between the Company, or any Guarantor and each of U.S. Agent, Bank Credit Agreement U.S. Lenders, each Noteholder, Northern and each holder of Additional Future Debt, (a) the obligation of the Company or such Guarantor to pay to the Noteholders all amounts payable in respect of the Note Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent any of the Noteholders (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by the Note Documents and by applicable law upon a default in the payment or performance of the Note Debt, all, however, subject to the rights of U.S. Agent, Northern and the holders of Additional Future Debt as set forth in this Agreement, or (b) the obligation of the Company or such Guarantor to pay to U.S. Agent and U.S. Lenders all amounts payable in respect of Bank Credit Agreement Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent U.S. Agent and U.S. Lenders (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by the Bank Credit Agreement Documents and by applicable law upon a default in the payment or performance of Bank Credit Agreement Debt, all, however, subject to the rights of the Noteholders, Northern and the holders of Additional Future Debt as set forth in this Agreement, (c) the obligation of the Company or such Guarantor to pay to Northern all amounts payable in respect of the Trade Agreement Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent Northern (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by the Trade Agreement and by applicable law upon a default in the payment or performance of the Trade Agreement Debt, all, however, subject to the rights of the Noteholders, U.S. Agent and the holders of Additional Future Debt as set forth in this Agreement and (d) the obligation of the Company or such Guarantor to pay to any holder of Additional Future Debt all amounts payable in respect of such Additional Future Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent any holder of Additional Future Debt (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by such Additional Future Debt Documents and by applicable law upon a default in the payment or performance of such Additional Future Debt, all, however, subject to the rights of the Noteholders, Northern and U.S. Agent as set forth in this Agreement.
               8.3 No Additional Rights for Company Hereunder. If the Collateral Agent or any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Company and each Guarantor agrees, by its consent hereto, that it shall not use such violation as a defense to such enforcement by any such party nor assert such violation as a counterclaim or basis for setoff or recoupment against any such party (except to the extent such violation affects the rights of the Company or any Guarantor set forth in this Agreement). Nothing contained in this Agreement shall constitute a commitment by U.S. Agent, any

Noteholder, Northern or any holder of Additional Future Debt to make available to the Company or any Guarantor any advances, loans or letters of credit beyond such advances, loans or letters of credit as specifically provided for in the Loan Documents.
          9. COVENANTS CONCERNING COLLATERAL
               9.1 Additional Assignments, and Mortgages.
                    (a) Without limiting the obligations of the Company or any of its Subsidiaries in the Credit Documents (and subject to the provisions of the Credit Documents and this Agreement), the Company shall, and shall cause each of its Significant Subsidiaries which has not theretofore executed and delivered one or more Security Documents in favor of the Collateral Agent with respect to all of its assets (other than Excluded Collateral) as security for the Secured Obligations, to execute and deliver to the Collateral Agent such Security Documents, and take such other action, as may be requested to grant Liens to the Collateral Agent on all its assets (other than Excluded Collateral).
                    (b) Without limiting the obligations of the Company or any of its Subsidiaries in the Credit Documents (and subject to the provisions of the Credit Documents and this Agreement) if the Company or any of its Significant Subsidiaries acquires after the date hereof ownership of a Significant Real Estate Interest, the Company shall, and shall cause such Significant Subsidiary, to deliver within a reasonable time period to the Collateral Agent a fully executed mortgage or deed of trust over such interest in real estate, together with any environmental site assessments in the possession of the Company or such Significant Subsidiary and evidence of insurance with the Collateral Agent named as loss payee and additional insured with respect to such real estate as the Collateral Agent (upon instruction from the Requisite Parties) may reasonably request in accordance with good banking and lending practices, all in form and content acceptable to the Requisite Parties. If such Significant Subsidiary is not a Guarantor, the Company shall cause such Significant Subsidiary to become a Guarantor and a party to this Agreement. If the Company or the Significant Subsidiary acquiring such Significant Real Estate Interest obtains a current owner’s title insurance policy in respect of all or a portion of such Significant Real Estate Interest in connection with the acquisition of such Significant Real Estate Interest, the Company shall also deliver to the Collateral Agent a customary lender’s title insurance policy in respect of such Significant Real Estate Interest for the benefit of the Collateral Agent from the insurance company issuing such owner’s title insurance policy in an insured amount equal to the insured amount of such owner’s title insurance policy. The Company further agrees that, following the taking of such actions, the Collateral Agent shall have for the pari passu benefit of the Secured Parties a valid and enforceable Lien over such interest in real estate, free and clear of all Liens, defects and encumbrances other than such Liens, defects or encumbrances existing on such Significant Real Estate Interest at the time such Significant Real Estate Interest shall have been so acquired.
               9.2 Perfection Certificate Supplement. The Company shall furnish to the Collateral Agent and to each of the holders of Secured Obligations not later than October 15 of each year beginning with the year 2007, a supplement to the Perfection Certificate setting forth as of October 1st in such year all such additional or corrected information as may be necessary to cause the Perfection Certificate, as so supplemented, to be true, correct and complete as of

October 1st in such year. Upon receipt of such Perfection Certificate supplement the Collateral Agent shall forward a copy of such Perfection Certificate supplement to counsel to the Collateral Agent. Upon request of the Collateral Agent or its counsel, the Company will take any and all actions, and execute and deliver such documents and instruments, with respect to the recording, filing, registering, re-recording, refiling and re-registering of any of the Security Documents in respect of any Collateral as are necessary under the law of the jurisdiction in which the Collateral is located or under other applicable law to maintain the continued perfection, existence and priority of the Lien of the Security Documents (including, without limitation, to the extent provided for therein and herein on any property acquired by the Company or any Guarantor after the date hereof), and to fully preserve and protect the rights, and under the Security Documents of or for the benefit of the Collateral Agent in respect of such Liens and the Collateral.
          10. CONDEMNATION
               10.1 Takings. Each Obligor, in each Mortgage to which such entity is a party, shall irrevocably assign, or cause to be assigned, to the Collateral Agent a security interest in and Lien on any award or payment which may become payable to such entity by reason of any taking of a Significant Real Estate Interest encumbered by such Mortgage or any part thereof, whether directly or indirectly, temporarily or permanently, in or by condemnation or other eminent domain proceedings (a “Taking”). All rights of the Collateral Agent under this Section 10 as to any Significant Real Estate Interest are subject to any rights in favor of holders of Permitted First Priority Liens in such Significant Real Estate Interest and shall be enforceable to the fullest extent not prohibited or restricted by the terms of any agreements or instruments creating such Permitted First Priority Liens.
               10.2 Application of Awards.
                    (a) Any awards or payments made with respect to any Taking relating to a Significant Real Estate Interest shall be paid or distributed as provided in this Section. If any Obligor shall receive directly any such award or payment, promptly following the receipt thereof such Obligor shall transfer in immediately available funds the Net Proceeds in respect of such Taking from such award or payment to the Collateral Agent and the Collateral Agent shall distribute such Net Proceeds in accordance with the provisions of this Section 10.2(a). If the Collateral Agent shall receive directly any such award or payment and no Default or Event of Default then exists, the Collateral Agent shall, prior to making any other payment or distribution hereunder, transfer to the Obligor whose Property was the subject of such Taking an amount in immediately available funds equal to the difference between (a) the amount of such award or payment so received and (b) the Net Proceeds relating thereto (as set forth in a certificate executed by a Senior Officer and delivered to the Collateral Agent), and thereafter the remainder of such award or payment shall be distributed as provided below. Any and all amounts to be distributed as provided in this clause (a) shall be distributed as follows:
     (i) if the gross amount of any awards or payments with respect to such Taking are in an amount less than $5,000,000, the Net Proceeds thereof held by the Collateral Agent shall be immediately payable in immediately available funds directly to such Obligor which is the subject of such Taking upon receipt of a certificate executed by a Senior Officer which states that no Default or Event of Default exists and such Obligor will use such Net Proceeds to repair or replace the Significant Real Estate Interest which was the subject of such Taking; and
     (ii) if the gross amount of any awards or payments with respect to such Taking equals or exceeds $5,000,000, the Secured Parties shall review with the Company, the Company’s business proposal with respect to the application of the Net Proceeds thereof held by the Collateral Agent, which proposal the Company shall submit to the Secured Parties at any time but no later than thirty (30) Business Days after the date such award has been paid, and give due consideration to the merits and rationale of such proposal recognizing the integrated nature of the Company’s manufacturing facilities and operations. Within twenty (20) Business Days of receipt of the Company’s proposal, the Requisite Parties shall, following review thereof, determine (which determination shall be reasonably made and not unduly delayed) whether such Net Proceeds shall be applied as provided in such proposal. If the Company shall not have received a reply from the Requisite Parties by the end of such twenty (20) Business Day period, the Company shall deliver a written notice to each of the Secured Parties requesting a determination as to such proposal and shall give the Requisite Parties an additional five (5) Business Days after the delivery of such second notice to deliver a written acceptance or rejection of such proposal. If the Requisite Parties fail to advise the Company in writing of their determination with respect to such proposal as provided herein prior to the end of such five (5) Business Day period, they shall be deemed to have accepted such proposal. Upon actual or deemed acceptance of such proposal, the Collateral Agent shall promptly transfer in immediately available funds such Net Proceeds to the relevant Obligor and the relevant Obligor shall act diligently and good faith to apply such Net Proceeds substantially as provided in such proposal. If such proposal is not accepted, then the Net Proceeds shall be applied as an Offered Repayment as set forth in Section 10.4 below.
                    (b) Notwithstanding anything contained herein, if any Default or Event of Default shall have occurred and be continuing, any Net Proceeds of a Taking, together with any other amounts held by the Collateral Agent in respect of such Taking, shall be applied as an Offered Repayment as set forth in Section 10.4 below unless the Majority Secured Parties and the Company agree otherwise. The Collateral Agent shall promptly and, in any case, not more than five (5) Business Days after the receipt of any funds hereunder satisfactorily identified to the Collateral Agent as Net Proceeds of a Taking, inform the Obligors and the Secured Parties in writing of such receipt and the amount thereof.
               10.3 Settlement of Condemnation Claims. Immediately upon receipt by any of the Obligors of notice of the institution of any proceeding or negotiations for a Taking, the Obligors shall give notice thereof to the Collateral Agent. The Collateral Agent may, but shall be under no obligation to, appear in any such proceedings and participate in any such negotiations and may be represented by counsel. The Obligors, notwithstanding that the

Collateral Agent may not be a party to any such proceeding, will promptly give, or cause to be given, to the Collateral Agent copies of all notices, pleadings, judgments, determinations and other papers received by any Obligor. The Obligors will not enter into, or permit to be entered into, any agreement permitting or consenting to the Taking of the applicable Significant Real Estate Interest, or any part thereof, or providing for the conveyance thereof in lieu of condemnation, with anyone authorized to acquire the same in condemnation or by eminent domain which, for any award or payment, is estimated by the Collateral Agent in good faith to exceed $5,000,000, unless the Collateral Agent, acting at the direction of the Requisite Parties, shall first have consented thereto in writing. The Secured Parties agree to consider granting such consent without undue delay. If a Default or Event of Default has occurred and is continuing, the Collateral Agent, acting at the direction of the Requisite Parties, shall be authorized, but shall not be obligated, to negotiate, adjust, compromise or settle any Taking award and appear in any proceeding arising in connection with such Taking. In connection therewith, the Obligors do hereby irrevocably authorize, empower and appoint the Collateral Agent as attorney-in-fact for the Obligors (which appointment is coupled with an interest) to do any and all of the foregoing in the name and on behalf of the Obligors. The Requisite Parties agree to act in good faith without undue delay in issuing any such written instruction and approving any such adjustment.
               10.4 Offered Repayment. Any Net Proceeds to be applied as an Offered Repayment as provided in Section 10.2(a)(ii) or Section 10.2(b) shall be offered Pro Rata to all Secured Parties as a prepayment as provided in Section 10.5 below. Each such Offered Repayment shall be made in writing as soon as practicable after the Obligors being informed, in writing, by the Collateral Agent of their obligation to make such Offered Repayment but, in any case, not later than ten (10) days thereafter. Each Offered Repayment shall specify the date on which the prepayment provided therein is to be made (which shall be a Business Day and shall not be a date more than twenty-five (25) days after the date of the delivery of such Offered Repayment), the principal amount of the Secured Obligations of each recipient of such Offered Repayment then being offered to be prepaid and the amount of accrued interest to be paid thereon. To accept or reject any Offered Repayment under this Section 10.4, in whole or in part, any Secured Party shall cause a written notice of such acceptance or rejection to be delivered to the Obligors not later than fifteen (15) days after the date of receipt by such holder of such Offered Repayment (it being understood that the failure by a holder to accept in full or in part such Offered Repayment as provided herein prior to the end of such fifteen (15) day period shall be deemed to constitute a rejection of said Offered Repayment, or, if so indicated as to any Secured Party on the Schedule 13.4 or in a written notice delivered to the Company by any Secured Party within 60 days of the date hereof, an acceptance of such Offered Repayment). The Obligors shall inform the Collateral Agent, in writing not less than five (5) Business Days prior to any date fixed for effecting of the payments contemplated by any accepted Offered Repayment under this Section 10.4, of all amounts due in respect of each of such accepted Offered Repayments, the payment date therefor, the recipients thereof, and the payment address and payment method required in respect of each such recipient. Upon the receipt by the Collateral Agent of written instructions from the Obligors (or the Requisite Parties, in the event that the Obligors fail to give such notice within a reasonable time) directing the Collateral Agent to effect the payment in immediately available funds of accepted Offered Repayments from the Net Proceeds then held by the Collateral Agent, as expressly provided in the immediately preceding sentence, the Collateral Agent shall effect the payment of such accepted Offered Repayments as so instructed. To the extent that any such Net Proceeds shall not have been utilized to pay or prepay Secured Obligations as a result of one or more Secured Parties rejecting (in whole or in part) or being deemed to have rejected their respective Offered Repayments, upon receipt of a written demand from the Obligors (or the Requisite Parties, in the event that the Obligors fail to give such notice within a reasonable time), the Collateral Agent shall pay such remaining Net Proceeds, together with any interest accrued thereon, promptly to the Obligors. Only upon the Collateral Agent effecting the payment in full of all of the amounts owing in respect of the applicable accepted Offered Repayments under this Section 10.4 will the Obligors be deemed to have discharged the payment obligations they have under this Section 10.4 with respect to such accepted Offered Repayments. The Obligors agree that they will instruct the Collateral Agent to effect the payment of all related Offered Repayments to all applicable Secured Parties simultaneously. Notwithstanding the foregoing, if, to the extent required by the operation of any provision of any of the Credit Documents (it being understood that the Loan Documents outstanding on the date hereof contain no such provision), the Obligors are prohibited from making any Offered Repayment such Offered Repayment shall be deemed to have been rejected by each Secured Party who is a party to the Credit Document containing such prohibition.
               10.5 Applicable Prepayment Provisions. Each accepted Offered Repayment pursuant to Section 10.4 shall be made in accordance with, and subject to, (a) Section 2.06(b) of the Bank Credit Agreement, (b) Section 4A(2) of the Note Agreement Document (with respect to any prepayment of the Note Principal Obligations) but without payment of any Yield-Maintenance Amount, (c) Section 3.6 and Section 3.4(iii)(d) of the Trade Agreement (with respect to any prepayment of the Trade Agreement Debt) but without payment of any prepayment or breakage fees, and (d) any one or more similar provisions in a similar Section in the Additional Future Debt Documents (with respect to any prepayment of the Additional Future Debt), in each case, as certified to the Collateral Agent by the Secured Party entitled to receive such Offered Repayment. To the extent any such sections of the Loan Documents referred to in this Section 10.5 contain notice and procedural provisions, such provisions are hereby deemed waived to permit prepayments under this Section 10.5.
               10.6 Waiver of Offered Repayment. The Majority Secured Parties may at any time within twenty (20) days after receipt of written notification from the Collateral Agent of its receipt of any funds arising from a Taking, as provided for in Section 10.2(b) above, waive the obligation of the Obligors to make Offered Repayments in respect of such award, as provided in Section 10.2 above, by delivering a written notice of waiver in respect thereof to the Obligors and the Collateral Agent. In such event, the Collateral Agent shall promptly thereafter transfer in immediately available funds all such funds held by it to the Obligor whose Property was the subject of such Taking.
               10.7 Collateral Agent Expenses. The Obligors shall promptly reimburse the Collateral Agent upon demand for all of the Collateral Agent’s reasonable out-of-pocket expenses (including reasonable attorney’s fees) incurred in performing its duties under this Section 10. To the extent the Collateral Agent has not been so reimbursed by the Obligors (or arrangements therefor made to the satisfaction of the Collateral Agent), any disbursement to be made by the Collateral Agent pursuant to this Section 10 shall be net of all of the Collateral Agent’s reasonable out-of-pocket expenses (including reasonable attorney’s fees) incurred in performing its duties under this Section 10.

          11. APPLICATION OF INSURANCE PROCEEDS
               11.1 General.
                    (a) Any insurance proceeds (other than Excluded Insurance Proceeds) which are paid in respect of the damage, destruction, loss or other casualty (each, a “Casualty”) of the Collateral under any insurance policy required to be maintained by any one or more of the Obligors under the provisions of any Credit Document shall be paid or distributed as provided in this Section. If any Obligor shall receive directly any such insurance proceeds, promptly following the receipt thereof such Obligor shall transfer in immediately available funds the Net Proceeds in respect of such Casualty from such insurance proceeds to the Collateral Agent and the Collateral Agent shall distribute such Net Proceeds in accordance with the provisions of this Section 11.1(a). If the Collateral Agent shall receive directly any such insurance proceeds and no Default or Event of Default then exists, the Collateral Agent shall, prior to making any other payment or distribution hereunder, transfer to the Obligor whose Property was the subject of such Casualty an amount in immediately available funds equal to the difference between (a) the amount of such insurance proceeds so received and (b) the Net Proceeds relating thereto (as set forth in a certificate executed by a Senior Officer and delivered to the Collateral Agent), and thereafter the remainder of such insurance proceeds shall be distributed as provided below. Any and all amounts to be distributed as provided in this Section 11.1(a) shall be distributed as follows:
     (i) if the insurance proceeds with respect to such Casualty are in an aggregate amount less than $5,000,000 in respect of any single occurrence, the Net Proceeds thereof held by the Collateral Agent shall be immediately payable in immediately available funds directly to the applicable Obligor which is the primary insured on such policy (the “Insured”) upon receipt of a certificate executed by a Senior Officer which states that no Default or Event of Default then exists and such Obligor will use such Net Proceeds to repair or replace the Collateral which was the subject of such Casualty which gave rise to such Net Proceeds; and
     (ii) if the insurance proceeds with respect to such Casualty equal or exceed $5,000,000 in respect of any single occurrence, the Secured Parties shall review with the Company, the Company’s business proposal with respect to the application of the Net Proceeds thereof held by the Collateral Agent, which proposal the Company shall submit to the Secured Parties within thirty (30) Business Days of the date of the occurrence of the Casualty, and give due consideration to the merits and rationale of such proposal recognizing the integrated nature of the Company’s facilities and operations. Within twenty (20) Business Days of receipt of the Company’s proposal, the Requisite Parties shall, following review thereof, determine (which determination shall be reasonably made and not unduly delayed) whether such Net Proceeds shall be applied as provided in such proposal. If the Company shall not have received a reply from the Requisite Parties by the end of such twenty (20) Business Day period, the Company shall deliver a written notice to each of the Secured Parties requesting a determination as to such proposal and shall give the Requisite Parties an additional five (5) Business Days after the delivery of such second notice to deliver a written acceptance or rejection of such proposal. If the Requisite Parties fail to advise the Company in writing of their determination with respect to such proposal as provided herein prior to the end of such five (5) Business Day period, they shall be deemed to have accepted such proposal. Upon actual or deemed acceptance of such proposal, the Collateral Agent shall hold such Net Proceeds for disbursement in accordance with Section 11.3 and the Insured shall act diligently and in good faith to apply such Net Proceeds substantially as provided in such proposal. If such proposal is not accepted, then the Net Proceeds shall be applied as a Offered Repayment as set forth in Section 11.2 below.
                    (b) Notwithstanding anything contained herein, if any Default or Event of Default shall have occurred and be continuing, any Net Proceeds of any such Casualty with respect to the Collateral, together with any other amounts held by the Collateral Agent in respect of such Casualty, shall be applied as an Offered Repayment as set forth in Section 11.2 below unless the Majority Secured Parties and the Company agree otherwise. The Collateral Agent shall promptly and, in any case, not more than five (5) Business Days after the receipt of any funds hereunder satisfactorily identified to the Collateral Agent as amounts to be applied as an Offered Repayment, inform the Obligors and the Secured Parties in writing of such receipt and the amount thereof.
               11.2 Offered Repayment. Any Net Proceeds to be applied as an Offered Repayment as provided in Section 11.1(a)(ii) or Section 11.1(b) shall be offered Pro Rata to all Secured Parties as a prepayment as provided below. Each such Offered Repayment shall be made in writing as soon as practicable after each of the Obligors being informed, in writing, by the Collateral Agent of their obligation to make such Offered Repayment but, in any case, not later than ten (10) days thereafter. Each Offered Repayment shall specify the date on which the prepayment provided therein is to be made (which shall be a Business Day and shall not be a date more than thirty-five (35) days after the date of the delivery of such Offered Repayment), the principal amount of the Secured Obligations of the recipient of such Offered Repayment then being offered to be prepaid and the amount of accrued interest to be paid thereon. To accept or reject any Offered Repayment under this Section 11.2, in whole or in part, any Secured Party shall cause a written notice of such acceptance or rejection to be delivered to the Obligors not later than fifteen (15) days after the date of receipt by such holder of such Offered Repayment, provided that, if (a) the Obligors shall have not received a reply from a holder of such applicable Secured Obligations by the end of such fifteen (15) day period or (b) any such holder shall have rejected such Offered Repayment, the Obligors shall deliver a second written notice (which shall include a description of whether other holders of such Secured Obligations have accepted or rejected such Offered Repayment) in respect of the relevant Offered Repayment to each such holder described in clause (a) or (b) above and shall give each such holder an additional ten (10) days after the delivery of such second notice to deliver a written acceptance or rejection of such Offered Repayment (it being understood that the failure by a holder to accept (in full or in part) such Offered Repayment as provided herein prior to the end of the aforesaid ten (10) day period shall be deemed to constitute a rejection of said Offered Repayment, or, if so indicated as to any Secured Party on Schedule 13.4 or in a written notice delivered to the Company by any Secured Party within 60 days of the date hereof, an acceptance of such Offered Repayment). The Obligors shall inform the Collateral Agent, in writing not less than five (5) Business Days prior to any date fixed for the effecting of the payments contemplated by any accepted Offered Repayment under this Section 11.2, of all amounts due in respect of each of such accepted Offered Repayments, the payment date therefor, the recipients thereof, and the payment address and payment method required in respect of each such recipient. Upon the receipt by the Collateral Agent of written instructions from the Obligors (or the Requisite Secured Parties, in the event that the Obligors fail to give such notice within a reasonable time) directing the Collateral Agent to effect the payment in immediately available funds of accepted Offered Repayments from the Net Proceeds then held by the Collateral Agent, as expressly provided in the immediately preceding sentence, the Collateral Agent shall effect the payment of such accepted Offered Repayments as so instructed. To the extent that any such Net Proceeds shall not have been utilized to pay or prepay Secured Obligations as a result of one or more holders of Secured Obligations rejecting (in whole or in part) or being deemed to have rejected their respective Offered Repayments, upon receipt of a written demand from the Obligors (or the Requisite Parties, in the event that the Obligors fail to give such notice within a reasonable time), the Collateral Agent shall pay such remaining Net Proceeds, together with any interest accrued thereon, promptly to the Obligors. Each accepted Offered Repayment pursuant to this Section 11.2 shall be made in accordance with (a) Section 2.06(b) of the Bank Credit Agreement, (b) Section 4A(2) of the Note Agreement (with respect to any prepayment of the Note Principal Obligations) but without payment of Yield-Maintenance Amount, (c) Section 3.6 and Section 3.4(iii)(d) of the Trade Agreement (with respect to any prepayment of the Trade Agreement Debt) but without payment of any prepayment or breakage fees, and (d) any one or more similar provisions in the Additional Future Debt Documents (with respect to any prepayments of Additional Future Debt), in each case, as certified to the Collateral Agent by the Secured Party to whom such Offered Repayment is due. To the extent any such sections of the Loan Documents referred to in this Section 11.2 contain notice or other procedural provisions, such provisions are hereby seemed waived to permit prepayments under this Section 11.2. Only upon the Collateral Agent effecting the payment in full of all of the amounts owing in respect of the applicable accepted Offered Repayments under this Section 11.2 will the Obligors be deemed to have discharged the payment obligations they have under this Section 11.2 with respect to such accepted Offered Repayments. The Obligors agree that they will instruct such Collateral Agent to effect the payment of all related Offered Repayments to all applicable Secured Parties simultaneously. Notwithstanding the foregoing, if, to the extent required by the operation of any provision of any Credit Documents (it being understood that the Loan Documents outstanding on the date hereof contain no such provision), the Obligors are prohibited from making any Offered Repayment under such Credit Document, such Offered Repayment shall be deemed to have been rejected by the each Secured Party who is a party to the Credit Document containing such prohibition.
               11.3 Remnant Insurance Proceeds. With respect to any proposal accepted or deemed accepted in accordance with Section 11.1(a)(ii) whereby the Insured is entitled to be paid and use such Net Proceeds, such Net Proceeds shall be held by the Collateral Agent for distribution in accordance with this Section 11.3. Upon receipt of a written demand from the Insured and a certificate certifying that no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly pay any Net Proceeds in immediately available funds to the Insured to pay the costs of implementing the Company’s proposal in accordance with Section 11.1(a)(ii). Should the Net Proceeds, if any, be insufficient to pay the entire cost of the work outlined in such proposal, the Insured shall pay the deficiency or the entire cost as the case may be. On the completion of all work and payment in full therefor and upon receipt by the Collateral Agent of evidence to its satisfaction that such work has been completed and paid for in full and that any property purchased, repaired, reconstructed and restored in the course of such work is subject to the applicable Liens under the Security Documents (subject to any Permitted First Priority Liens), any Net Proceeds not yet disbursed to the Insured as above provided and in the possession or under the control of the Collateral Agent or the Secured Parties shall be remitted to the Insured. Notwithstanding anything in this Section 11.3 to the contrary, if no Default or Event of Default shall have occurred and be continuing, to the extent that such Net Proceeds shall not have been utilized to pay or prepay the applicable Secured Obligations as provided herein, the Insured may, in its discretion, elect not to implement its proposal in connection with such Net Proceeds and, in such event, upon notice thereof to the Secured Parties and the Collateral Agent, shall pay any amounts they are entitled to receive under this Section 11.3 to the Secured Parties as an Offered Repayment of the Secured Obligations as provided in Section 11.2. The Insured will be deemed to have so elected if it shall not have commenced implementation of such proposal within sixty (60) days of such Net Proceeds having become available to it for such purposes.
               11.4 Notice of Casualty; Adjusting Loss. In the event all or any part of a Significant Real Estate Interest shall suffer a Casualty, the Obligors will promptly give written notice thereof to the insurance carrier and the Collateral Agent, and shall promptly provide to the Collateral Agent such reasonable information concerning such Casualty as the Collateral Agent may request. So long as no Default or Event of Default shall then exist, the Obligors shall be authorized to make proof of loss and to negotiate, adjust, compromise and settle all insurance claims and demands with respect to any such Casualty; provided, however, that the Obligors may not adjust any claim for any Casualty which is estimated by the Collateral Agent in good faith to exceed $5,000,000 unless the Collateral Agent at the Collateral Agent’s request, acting at the direction of the Requisite Parties, shall have joined in such adjustment without undue delay. If (a) there has been no adjustment of any such Casualty within six (6) months from the date of occurrence thereof as a result of the failure of any Obligor to diligently prosecute the applicable insurance claim or (b) if a Default or an Event of Default has occurred and is continuing, the Collateral Agent, acting at the direction of the Requisite Parties, shall be authorized, but shall not be obligated, to make such proof of loss with respect to any such Casualty and to negotiate, adjust, compromise or settle all insurance claims and demands in respect thereof and prosecute any action arising in connection therewith. In connection therewith, the Obligors do hereby irrevocably authorize, empower and appoint the Collateral Agent as attorneys-in-fact for the Obligors (which appointment is coupled with an interest) to do any and all of the foregoing in the name and on behalf of the Obligors. The Requisite Parties agree to act in good faith without undue delay in issuing any such written instruction and approving any such adjustment.
               11.5 Reimbursement of Collateral Agent’s Expenses. The Obligors shall promptly reimburse the Collateral Agent upon demand for all of the Collateral Agent’s reasonable out-of-pocket expenses (including reasonable attorney’s fees) incurred in performing its duties under this Section 11. To the extent the Collateral Agent has not been so reimbursed by the Obligors (or arrangements therefor made to the satisfaction of the Collateral Agent), any disbursement to be made by the Collateral Agent pursuant to this Section 11 shall be net of all of the Collateral Agent’s reasonable out-of-pocket expenses (including reasonable attorney’s fees) incurred in performing its duties under this Section 11.
          12. PROCEEDS FROM SALE OF ASSETS.
               12.1 General. Notwithstanding anything in this Section 12 to the contrary, any Obligor shall be entitled and permitted to undertake any Asset Disposition in accordance with the terms and conditions of all of the Loan Documents. If any Obligor intends to undertake an Asset Disposition and if all of the Loan Documents permit the Obligor to use the proceeds of such Asset Disposition for any purpose other than the repayment or prepayment of any Secured Obligation, then such Obligor shall include in its Asset Disposition Certificate required to be delivered to the Collateral Agent and the Secured Parties in accordance with Section 13.6: (i) the purpose for which the Obligor intends to use the proceeds, (ii) the specific provisions of any covenant under any of the Loan Documents which restrict transfer of assets and which permit such Asset Disposition and (iii) a statement that the proceeds will be used for such stated purpose.
               12.2 Net Proceeds from an Asset Disposition. To the extent any Obligor is required or is permitted and elects to prepay the Secured Obligations with Net Proceeds from any Asset Disposition, such Net Proceeds shall be paid in immediately available funds to the Collateral Agent. The Collateral Agent shall promptly and, in any case, not more than five (5) Business Days after the receipt of any such Net Proceeds satisfactorily identified to the Collateral Agent as Net Proceeds of an Asset Disposition, inform the Obligors and the Secured Parties in writing of such receipt and the amount thereof. All Net Proceeds so paid to the Collateral Agent from such Asset Disposition shall be applied as an Offered Repayment in accordance with the requirements of Section 12.3.
               12.3 Offered Repayment. With respect to the Net Proceeds received by the Collateral Agent as a result of any Asset Disposition, the Obligors shall, subject to Section 12.4 below, extend an Offered Repayment Pro Rata to each of the holders of Secured Obligations if such Net Proceeds arise out of the sale, transfer of other disposition of any Collateral. Each such Offered Repayment shall be made in writing as soon as practical after the Obligors being informed, in writing, by the Collateral Agent of its receipt of any such Net Proceeds but, in any case, not later than ten (10) days thereafter. Each Offered Repayment shall specify the date on which the prepayment provided therein is to be made (which shall be a Business Day and shall not be a date more than twenty-five (25) days after the date of the delivery of such Offered Repayment), the principal amount of the applicable Secured Obligations of the recipient of such Offered Repayment then being offered to be prepaid, the amount of accrued interest to be paid thereon and the estimated Yield-Maintenance Amount due in respect of such prepayment as provided under the terms of the Note Documents. To accept or reject any Offered Repayment under this Section 12.3, in whole or in part, any Secured Party shall cause a written notice of such acceptance or rejection to be delivered to the Obligors not later than fifteen (15) days after the date of receipt by such holder of such Offered Repayment (it being understood that the failure by a holder to accept in full or in part such Offered Repayment as provided herein prior to the end of such fifteen (15) day period shall be deemed to constitute a rejection of said Offered

Repayment, or, if so indicated as to any Secured Party on Schedule 13.4 or in a written notice delivered to the Company by any Secured Party within 60 days of the date hereof, an acceptance of such Offered Repayment). The Obligors shall inform the Collateral Agent, in writing not less than five (5) Business Days prior to any date fixed for the effecting of the payments contemplated by any accepted Offered Repayment under this Section 12.3, of all amounts due in respect of each of such accepted Offered Repayments, the payment date therefor, the recipients thereof, and the payment address and payment method required in respect of each such recipient. Upon the receipt by the Collateral Agent of written instructions from each of the Obligors (or the Requisite Parties in the event that the Obligors fail to give such notice within a reasonable time) directing the Collateral Agent to effect the payment in immediately available funds of accepted Offered Repayments from the Net Proceeds then held by the Collateral Agent, as expressly provided in the immediately preceding sentence, the Collateral Agent shall effect the payment of such accepted Offered Repayments as so instructed. To the extent that any such Net Proceeds shall not have been utilized to pay or prepay the applicable Secured Obligations as a result of one or more holders of such Secured Obligations rejecting (in whole or in part) or being deemed to have rejected their respective Offered Repayments in respect of such Net Proceeds and upon receipt of a written demand from the Obligors (or the Requisite Parties in the event that the Obligors fail to give such notice within a reasonable time), the Collateral Agent shall pay such Net Proceeds promptly to the Obligors. Each accepted Offered Repayment pursuant to this Section 12.3 shall be made in accordance with (a) Section 2.06(b) of the Bank Credit Agreement, (b) Section 4A(2) of the Note Agreement (with respect to any prepayment of the Note Principal Obligations) but without payment of Yield-Maintenance Amount, (c) Section 3.6 and Section 3.4(iii)(d) of the Trade Agreement (with respect to any prepayment of the Trade Agreement Debt), and (c) any one or more similar provisions in the Additional Future Debt Documents (with respect to any prepayments of Additional Future Debt)), in each case, as certified to the Collateral Agent by the Secured Party to whom such payment is due. To the extent any such sections referred to in this Section 12.3 contain notice or other procedural provisions such provisions are hereby deemed waived to permit prepayments under this Section 12.3. Only upon the Collateral Agent’s effecting of the payment in full of all of the amounts owing in respect of the applicable accepted Offered Repayments under this Section 12.3 will the Obligors be deemed to have discharged the payment obligations it has under this Section 12.3 with respect to such accepted Offered Repayments. The Obligors agree that they will instruct the Collateral Agent to effect the payment of all related Offered Repayments to all applicable Secured Parties simultaneously. Notwithstanding the foregoing, if, to the extent required by the operation of any provision of any Loan Documents (it being understood that the Loan Documents outstanding on the date hereof have no such provision), the Obligors are prohibited from making any Offered Repayment under such Loan Document, such Offered Repayment shall be deemed to have been rejected by the Secured Party whose Loan Document contained the prohibition. Any amounts held by the Collateral Agent after giving effect to all such rejected Offered Repayments shall be released to the Obligors upon receipt of a certificate of a Senior Officer delivered to the Collateral Agent and each of the Secured Parties which states that (i) no Default or Event of Default then exists and (ii) such amounts so paid to the Obligors will be used to acquire productive assets within 180 days of their receipt of such funds or applied to the prepayment of Secured Obligations within five (5) Business Days of receipt of such funds by the Obligors.

          12.4 Collateral Agent Expenses. The Obligors shall promptly reimburse the Collateral Agent upon demand for all of the Collateral Agent’s reasonable out-of-pocket expenses (including reasonable attorney’s fees) incurred in performing its duties under this Section 12. To the extent the Collateral Agent has not been so reimbursed by the Obligors (or arrangements therefor made to the satisfaction of the Collateral Agent), any disbursement to be made by the Collateral Agent pursuant to this Section 12 shall be net of all of the Collateral Agent’s reasonable out-of-pocket expenses (including reasonable attorney’s fees) incurred in performing its duties under this Section 12.
     13. MISCELLANEOUS.
          13.1 Further Assurances, Etc. U.S. Agent, each Noteholder, Northern and each holder of Additional Future Debt and, by countersigning this Agreement, the Company and each Guarantor, agrees to execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the Collateral Agent (upon instructions from the Requisite Parties), and shall take such other action, in each case as the Collateral Agent (upon instructions from the Requisite Parties) may reasonably request (at the sole cost and expense of the Company which, by countersigning this Agreement, agrees to pay such costs and expenses), to effectuate and carry out the provisions of this Agreement including, without limitation, by recording or filing in such places as the requesting party may reasonably deem desirable, this Agreement or such other documents or instruments.
          13.2 No Individual Action; Marshaling; Etc. No holder of any Secured Obligations may require the Collateral Agent to take or refrain from taking any action hereunder or under any of the Security Documents or with respect to any of the Collateral except as and to the extent expressly set forth in this Agreement. The Collateral Agent shall have no duty to, and the Company and each Guarantor hereby waives any and all right to require the Collateral Agent to, marshal any assets or otherwise to take any actions with respect to marshaling.
          13.3 Successors and Assigns.
               (a) This Agreement shall be binding on and inure to the benefit of the Collateral Agent, U.S. Agent, each of the Noteholders, Northern and each of the holders of Additional Future Debt who shall have executed and delivered a Joinder Agreement and their respective successors and assigns and shall be binding on the Company and each Guarantor and their respective successors and permitted assigns. Each of the Noteholders, U.S. Agent, Northern and each holder of Additional Future Debt agrees that the provisions of this Agreement apply regardless of any sale, transfer, pledge, assignment, hypothecation or other disposition by such Noteholder, U.S. Agent, U.S. Lenders, Northern or such holder of Additional Future Debt of any Note or of any instrument or right evidencing Bank Credit Agreement Debt, Note Debt, Trade Agreement Debt or Additional Future Debt to any Person. Each Secured Party agrees that it shall not sell, transfer, assign or otherwise dispose of any interest in any Secured Obligation unless the buyer, transferee or assignee assumes in writing the obligations of such Secured Party under this Agreement; provided, however, that it is acknowledged and agreed that (i) any assignment by any U.S. Lender or any assignee thereof of such U.S. Lender’s or assignee’s rights and interest in any Bank Credit Agreement Debt or by any Noteholder or any assignee thereof of such Noteholder’s or assignee’s rights and interests in any Note Debt, or (ii) the sale by any U.S. Lender of a participation in any Bank Credit Agreement Debt or by any Noteholder in any Note Debt shall not require any such assignee or purchaser to assume in writing any obligations under this Agreement and any such assignee or purchaser shall not be deemed a holder of Additional Future Debt by reason of such assignment or sale, but shall be subject to the terms of this Agreement without any further act on the part of such assignee or participant and without the need of any such assignee or participant to sign a Joinder Agreement; provided further, however, that the foregoing shall not prohibit U.S. Agent, U.S. Lenders, any Noteholder, Northern or any holder of Additional Future Debt from pledging or otherwise granting a security interest in any Secured Obligation so long as the pledgee or other secured party, as a condition to its retaining or further transferring such Secured Obligation by way of enforcement of such pledge or other security interest, assumes or causes its transferee to assume in writing the obligations of such Noteholder, U.S. Agent, U.S. Lenders, Northern or such holder of Additional Future Debt under this Agreement.
               (b) No Secured Party may sell any Secured Obligation or any interest therein to any Affiliate of the Company (other than a sale which constitutes a payment under a Guaranty after an Event of Default), or accept any payment of a Secured Obligation from an Affiliate of the Company (other than payments under a Guaranty after an Event of Default), without the consent of the Majority Secured Parties.
          13.4 Notices. All notices and other communications made or required to be given pursuant to this Agreement or the Security Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier or sent by telecopy, confirmed by delivery via courier or postal service, addressed as set forth on Schedule 13.4 hereto or to such other address or addresses as any such party shall specify by notice given to the other parties. Any such notice and other communications shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile, at the time of the receipt thereof, and (ii) if sent by registered or certified first class mail postage prepaid, on the fourth (4th) Business Day following the mailing thereof; provided, however, that a Notice of Actionable Default or any other notice to be delivered to the Collateral Agent pursuant to the terms of this Agreement shall not be deemed to have been received by a Responsible Officer of the Collateral Agent until the Collateral Agent actually receives such notice.
          13.5 Termination; Full Release of Collateral.
               (a) The Liens created by the Security Documents, including the Liens of the Collateral Agent, shall terminate and all right, title and interest in the Collateral shall revert to the Company and its successors and assigns upon payment in full in cash of all amounts owed to the Collateral Agent pursuant to Section 5.9 and the satisfaction of each of the following four conditions:
     (i) receipt by the Collateral Agent from Northern of notice stating that either:

     (A) the Trade Agreement Debt has been paid in full, in cash, and all commitments under the Trade Agreement have terminated, been canceled or been reduced to zero; or
     (B) the Company’s unsecured debt obligations are Investment Grade; and
     (ii) receipt by the Collateral Agent from each of the Noteholders of notice that either:
     (A) the Note Debt held by such Noteholders has been paid in full, in cash, in accordance with the Note Agreements; or
     (B) the Company’s unsecured debt obligations are Investment Grade; and
     (iii) receipt by the Collateral Agent from U.S. Agent of notice stating that:
     (A) Bank Credit Agreement Debt due to it has been paid in full, in cash, and it has no Undrawn LC Exposure; or
     (B) the Company’s unsecured debt obligations are Investment Grade; and
     (iv) receipt by the Collateral Agent from each of the holders of Additional Future Debt, if any, that either:
     (A) the Additional Future Debt held by such holder or holders has been paid in full, in cash, in accordance with the Additional Future Debt Documents; or
     (B) the Company’s unsecured debt obligations are Investment Grade; and
          The Secured Parties agree to provide the notices contemplated by Section 13.5(a)(i), Section 13.5(a)(ii), Section 13.5(a)(iii) and Section 13.5(a)(iv), under the circumstances provided in such Sections for such notices to be capable of being given, promptly upon the Company’s request.
               (b) Upon the termination of the Collateral Agent’s Liens and the release of the Collateral in accordance with Section 13.5(a), the Collateral Agent will promptly, at the Company’s written request and expense, (i) execute and deliver to the Company such documents as the Company shall reasonably request and to provide evidence of the termination of such security interest, or the release of the Collateral and (ii) deliver or cause to be delivered to the Company all property of the Company constituting Collateral then held by Collateral Agent or any agent thereof.

               (c) This Agreement shall terminate automatically when the Liens granted under the Security Documents have terminated and the Collateral has been released to the Company by the Collateral Agent as provided in the foregoing provisions of this Section 13.5.
               (d) If, at any time, any payment made or value received with respect to any Secured Obligation must be returned by the Secured Party receiving the same upon the insolvency, bankruptcy or reorganization of the Company or any Guarantor, or otherwise, with the effect as though such payment had not been made or value received, the Liens in the Collateral created by the Security Documents in favor of the Collateral Agent and the rights of the Collateral Agent to act as agent hereunder and to receive amounts pursuant to this Agreement shall be reinstated to the extent those rights had previously been terminated. In such event each Secured Party agrees that it will pay to the other Secured Parties such amounts so that, after giving effect to the payments hereunder by all Secured Parties, the amounts received by all Secured Parties are not in excess of the amounts to be paid to them hereunder as though any payment so returned had not been made.
               (e) Notwithstanding the foregoing, Section 5.9 and Section 5.10 of this Agreement shall survive, and remain operative and in full force and effect, regardless of the termination of this Agreement.
          13.6 Partial Release of Collateral.
               (a) In connection with any Obligor’s consummation of an Asset Disposition in compliance with the provisions of this Agreement, the Liens of the Collateral Agent in the Asset Disposition Collateral in respect of such Asset Disposition shall be released and all right, title and interest therein shall revert to such Obligor and its successors and assigns upon satisfaction of the following conditions:
     (i) if such Asset Disposition is not an Approved Asset Disposition and if the net book value of such Asset Disposition Collateral, together with the aggregate net book value of all other Asset Disposition Collateral which was the subject of an Asset Disposition (other than an Approved Asset Disposition) in the then current calendar year, is $5,000,000 or less, the Collateral Agent shall, at such Obligor’s request and expense, release all of its Liens with respect to such Asset Disposition Collateral as soon as reasonably possible (but no later than the consummation of such Asset Disposition) provided that the Company shall have delivered to the Collateral Agent and to each holder of Secured Obligations an Asset Disposition Certificate in respect of such Asset Disposition at least twenty (20) days prior to the consummation of such Asset Disposition; or
     (ii) if such Asset Disposition is not an Approved Asset Disposition and if the net book value of such Asset Disposition Collateral, together with the aggregate net book value of all other Asset Disposition Collateral which was the subject of an Asset Disposition (other than an

Approved Asset Disposition) in the then current calendar year, is more than $5,000,000, the Collateral Agent shall, at the Company’s request and expense, release all of its Liens with respect to such Asset Disposition Collateral no later than the consummation of such Asset Disposition; provided that (a) the Company shall have delivered to the Collateral Agent and to each holder of Secured Obligations an Asset Disposition Certificate in respect of such Asset Disposition at least thirty (30) days prior to the proposed consummation date of such Asset Disposition, and (b) the Requisite Parties do not instruct the Collateral Agent to not release the Asset Disposition Collateral within such thirty (30) day period; or
     (iii) if such Asset Disposition is an Approved Asset Disposition approved by the Requisite Parties as provided in the definition thereof, then the Collateral Agent shall, at the Company’s request and expense, release all of its Liens with respect to the Asset Disposition Collateral which is the subject of such Approved Asset Disposition no later than the consummation of such Asset Disposition.
          In each such instance, upon satisfaction of the foregoing conditions, the Collateral Agent will promptly, at the Company’s written request and expense; (i) execute and deliver to the Company such documents as the Company shall reasonably request and provide to evidence the release of its Lien in such Asset Disposition Collateral and (ii) deliver or cause to be delivered to the Obligors, all Property of the Obligors constituting such Asset Disposition Collateral then held by the Collateral Agent or any agent thereof so long as, in each such case, the Collateral Agent obtains a perfected security interest in Collateral received as proceeds of such Asset Disposition, and it shall have received an opinion of nationally recognized independent outside counsel to such effect if such Collateral is real estate or property in which a security interest is perfected by means other than the filing of a financing statement.
               (b) Whether or not instructed by the Secured Parties, the Collateral Agent may release any Collateral and may provide any release, termination statement or instrument of subordination required by order of a court of competent jurisdiction.
               (c) To the extent that the Loan Documents of any party permit any Disposition to which such party’s consent is required pursuant to this Section 13.6, such party agrees to provide that consent promptly following a written request by the Company. But nothing in this Section 13.6 shall (i) be deemed to imply any waiver of any restriction on Dispositions under the Bank Credit Agreement Documents, the Note Documents, the Trade Agreement, the Additional Debt Documents or any other Loan Document, or (ii) without the prior written consent of the Requisite Parties, authorize the Collateral Agent in any bankruptcy case to enter into any agreement for, or give any authorization or consent with respect to, the post-petition usage of Collateral.
     Notwithstanding anything to the contrary in this Agreement (including Section 14.11) or in any Security Document, nothing in this Agreement or in any Security Document shall or shall be construed as waiving, modifying or otherwise altering any obligation of any Secured Party to release any Collateral from the Lien of any Security Document upon the terms and conditions contained in any Loan Document.
          13.7 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPLES).
          13.8 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.
          13.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.
          13.10 Section Headings. The Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
          13.11 Complete Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and all other prior representations, negotiations, writings, memoranda and agreements except as provided below. Except as expressly provided herein, to the extent any provision of this Agreement supplements, modifies or conflicts with any provision of the Trade Agreement, the Bank Credit Agreement, the Note Agreement or any other Credit Document, the provisions of this Agreement shall be controlling. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.
          13.12 Additional Future Debt. At the request of the Company, holders of additional unsecured indebtedness of the Company incurred in compliance with the terms of the Loan Documents may from time to time after the date of this Agreement become parties hereto by executing and delivering a Joinder Agreement to this Agreement in substantially the form attached as Exhibit A hereto in accordance with the requirements of this Section 13.12. Each of the undersigned agrees that, effective from and after the date of the execution and delivery by the Company, each Guarantor, the Collateral Agent, each existing Secured Party and any holder of such additional indebtedness of a Joinder Agreement, such holder shall be, and shall be deemed for all purposes to be, a party hereto with the same force and effect, and subject to the same agreements, representations, covenants, guarantees, indemnities, liabilities and obligations, as if such holder were, effective as of such date, an original signatory to this Agreement.
[SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, the Collateral Agent Bank, the Collateral Agent, the Noteholders, U.S. Agent, Northern, the Company and each of the Guarantors have caused this Collateral Agency and Intercreditor Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BANK OF AMERICA, N.A., in its individual capacity and in its capacity as Collateral Agent, As Applicable
By:	/s/ David A. Johanson
	Name:	David A. Johanson
	Title:	Vice President

BANK OF AMERICA, N.A., as U.S. Agent for U.S. Lenders
By:	/s/ David A. Johanson
	Name:	David A. Johanson
	Title:	Vice President

THE NORTHERN TRUST COMPANY
By:	/s/ Peter J. Hallan
	Name:	Peter J. Hallen
	Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:	/s/ G. Anthony Coletta
	Name:	G. Anthony Coletta
	Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	/s/ G. Anthony Coletta
	Name:	G. Anthony Coletta
	Title:	Vice President

SIGNATURE PAGE TO AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

ACCEPTED AND AGREED TO:

A. M. CASTLE & CO.

By:	/s/ Michael H. Goldberg

Name: Michael H. Goldberg
Title: President & CEO

DATAMET, INC.

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary

KEYSTONE TUBE COMPANY, LLC

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary

TOTAL PLASTICS, INC.

By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President

PARAMONT MACHINE COMPANY, LLC

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary
SIGNATURE PAGE TO AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

ADVANCED FABRICATING TECHNOLOGY, LLC

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary
SIGNATURE PAGE TO AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

OLIVER STEEL PLATE CO.

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary

METAL MART, LLC

By:	/s/ Jerry M. Aufox

Name: Jerry M. Aufox
Title: Secretary

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.

By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President

TRANSTAR METALS HOLDINGS, INC.

By:	/s/ Michael H. Goldberg

Name: Michael H. Goldberg
Title: Vice President

TRANSTAR INVENTORY CORP.

By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President

TRANSTAR METALS CORP.

By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President
SIGNATURE PAGE TO AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

TRANSTAR MARINE CORP.

By:	/s/ Lawrence A. Boik

Name: Lawrence A. Boik
Title: Vice President
SIGNATURE PAGE TO AMENDED AND RESTATED COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

SCHEDULE 1.1
EXISTING FIRST PRIORITY LIENS
None.
SCHED 1.1-1

SCHEDULE 13.4
(ADDRESSES)
The Prudential Insurance Company
of America
Two Prudential Plaza, Suite 5600
180 North Stetson Avenue
Chicago, IL 60601
Attn: Wiley S. Adams
Fax: (312) 540-4222
Prudential Retirement Insurance
and Annuity Company
Two Prudential Plaza, Suite 5600
180 North Stetson Avenue
Chicago, IL 60601
Attn: Wiley S. Adams
Fax: (312) 540-4222
Bank of America, N.A.,
as U.S. Agent
231 South LaSalle Street
Mail Code: IL1-231-06-40
Chicago, IL 60697
Attn: Craig W. McGuire
Fax: (312) 828-1974
The Northern Trust Company
50 South LaSalle Street
Chicago, IL 60675
Attn: Greta Satek, Vice President
Fax: (312) 630-6105
Bank of America, N.A.,
as Collateral Agent
231 South LaSalle Street
Mail Code: IL1-231-08-30
Chicago, IL 60697
Attn: Linda K. Lov
Fax: (877) 206-1766
SCHED 13.4-1

EXHIBIT A
[FORM OF JOINDER AGREEMENT]
JOINDER AGREEMENT NO. ___ TO
AMENDED AND RESTATED
COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT
Re: A. M. CASTLE & CO.
     This Joinder Agreement is made as of ___, by and among (a) the Collateral Agent, (b) the existing Secured Parties and (c) ___ (the “New Secured Party”).
     A. Reference is made to the Amended and Restated Collateral Agency and Intercreditor Agreement dated as of September 5, 2006 (as such Agreement may be supplemented, amended, restated or consolidated from time to time, the “Intercreditor Agreement”) by and among the Collateral Agent and the Secured Parties (as defined therein), under which such Persons have set forth their rights to the Collateral of the Company and certain of its Subsidiaries.
     B. Capitalized terms used but not otherwise defined in this Joinder Agreement have the respective meanings given to such terms in the Intercreditor Agreement, including the definitions of terms incorporated in the Intercreditor Agreement by reference to other agreements.
     C. The Intercreditor Agreement provides that additional Persons may from time to time after the date of the Intercreditor Agreement become parties thereto by executing and delivering a supplemental agreement to the Intercreditor Agreement in the form of this Joinder Agreement.
     D. On the date hereof [describe event creating Additional Future Debt].
     For valuable consideration, each of the undersigned severally (and not jointly, or jointly and severally) agrees as follows:
          1. The New Secured Party has received a copy of, and has reviewed, the Intercreditor Agreement in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement pursuant to the terms of Intercreditor Agreement.
          2. The New Secured Party (a) has delivered to each of the Secured Parties and the Collateral Agent a copy of all documents, instruments and agreements evidencing all indebtedness of the Company or any Subsidiary in favor of the New Secured Party in existence on the date of this Joinder Agreement and (b) is executing and delivering this Joinder Agreement pursuant to the terms of the Intercreditor Agreement.
          3. Effective from and after the date this Joinder Agreement is executed and delivered by the undersigned, (i) the New Secured Party is, and shall be deemed for all purposes to be, a party to the Intercreditor Agreement as a holder of Additional Future Debt with the same force and effect, and subject to the same agreements, representations, covenants, guarantees, indemnities, liabilities and obligations, as if such New Secured Party was, effective as of the date of this Joinder Agreement, a party to the Intercreditor Agreement as an original signatory thereto, (ii) the [describe Additional Future Debt] shall constitute Additional Future Debt, and (iii) the New Secured Party hereby confirms its appointment of the Collateral Agent Bank to act as collateral agent pursuant to the Intercreditor Agreement and the Security Documents in accordance with Section 5.1 of the Intercreditor Agreement.
          4. This Joinder Agreement may be executed in counterparts. Each executed counterpart shall be deemed to be an original and all counterparts taken together shall constitute one and the same Joinder Agreement. Delivery of an executed signature page to this Joinder Agreement by any party hereto by facsimile transmission shall be as effective as delivery of a manually executed copy of this Joinder Agreement by such Person.
          5. This Joinder Agreement is a contract made under, and will for all purposes be governed by and interpreted and enforced according to, the internal laws of the State of Illinois excluding any conflict of laws rule or principle which might refer these matters to the laws of another jurisdiction.
          6. This Joinder Agreement and the Intercreditor Agreement shall be binding upon each New Secured Party and their respective successors and assigns.
     IN WITNESS OF WHICH this Joinder Agreement has been duly executed and delivered by each of the undersigned as of the date indicated on the first page of this Joinder Agreement.

[HOLDER OF ADDITIONAL DEBT]

By:

Name:
Title:

BANK OF AMERICA, N.A., in its individual capacity and in its capacity as Collateral Agent, As Applicable

By:

Name:

Title:

BANK OF AMERICA, N.A., as U.S. Agent

By:

Name:

Title:

THE NORTHERN TRUST COMPANY

By:

Name:

Title:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:

Name:

Title:

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:

Name:

Title:

ACCEPTED AND AGREED TO:

A. M. CASTLE & CO.

By:

Name:

Title:

DATAMET, INC.

By:

Name:

Title:

KEYSTONE TUBE COMPANY, LLC

By:

Name:

Title:

TOTAL PLASTICS, INC.

By:

Name:

Title:

PARAMONT MACHINE COMPANY, LLC

By:

Name:

Title:

ADVANCED FABRICATING TECHNOLOGY, LLC

By:

Name:

Title:

OLIVER STEEL PLATE CO.

By:

Name:

Title:

METAL MART, LLC

By:

Name:

Title:

TRANSTAR INTERMEDIATE HOLDINGS #2, INC.

By:

Name:

Title:

TRANSTAR METALS HOLDINGS, INC.

By:

Name:

Title:

TRANSTAR INVENTORY CORP.

By:

Name:

Title:

TRANSTAR METALS CORP.

By:

Name:

Title:

TRANSTAR MARINE CORP.

By:

Name:

Title:

EXHIBIT B
FORM OF PERFECTION CERTIFICATE
     In response to the queries set out in the attached questionnaire, the undersigned, the Secretary of ___, a ___ corporation (the “Company”), hereby certifies, with reference to a certain Amended and Restated Security Agreement dated as of September 5, 2006 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Company, Obligors and Bank of America, N.A. (the “Collateral Agent”), to the Collateral Agent as follows:
1.	Exact Legal Name

2.	Other Identifying Factors
(a)	Mailing Address:

(b)	Place Of Business (If Different From Mailing Address) Or Chief Executive Office

(c)	Type of Organization

Type of		Organizational
Organization	Jurisdiction	Identification #

(d)	Jurisdiction – see table above

(e)	Organizational Identification Number – see table above
3.	Other Names, Etc.
(a)	Other Names (During The Past 5 Years):
(i)	All Other Names Used by the Companies:

(ii)	Names Relating To Any Other Business Or Organization To Which The Company Became The Successor By Merger, Consolidation, Acquisition, Change In Form, Nature Or Jurisdiction Of Organization Or Otherwise:
(b)	See Schedule 3
4.	Other Current Locations
(a)	Address of Location of Books and Records

Address	County	State

(b)	All Other Places of Business of the Company

Address	County	State

(c)	Locations Where Any Of The Collateral (inventory or equipment) Is Located:

Name	Mailing Address	County	State

(d)	Persons Or Entities Which Have Possession Or Are Intended to Have Possession of Collateral (instruments, chattel paper, inventory or equipment):
(i)	See 4(c) above.

5.	Prior Locations
(a)	Locations Or Place Of Business During The Past 5 Years In A State In Which The Company Previously Has Maintained A Location Or Place Of Business At Any Time During The Past 4 Months:

Address	County	State

(b)	Locations, Persons Or Entities With Which Any of the Collateral (instruments, chattel paper, inventory or equipment) Previously Has Been Held At Any Time During the Past 12 Months:
6.	Fixtures
(a)	Leased locations.

(b)	Owned locations.
7.	Intellectual Property
(a)	See Schedule 7.
8.	Securities; Instruments
(a)	See Schedule 8.
9.	Motor Vehicles

10.	Other Titled Collateral

11.	Bank Accounts

12.	Unusual Transactions

13.	Commercial Tort Claims

14.	File Search Reports
(a)	Copies of searches to be provided as received. See Schedule 14(a) for a list of all searches completed to date.

(b)	Copies of each financing statement or other filing identified in such file search reports to be provided.
15.	UCC Filings

16.	Termination Statements

17.	Schedule of Filing

18.	Filing Fees
     IN WITNESS WHEREOF, I have hereunto signed this Perfection Certificate as of this ___ day of ___, ___.

By:

Name:
Title:

EXHIBIT C
SECURITY DOCUMENT AMENDMENTS
1.	Amended and Restated Security Agreement among the Collateral Agent, the Company and the Guarantors
2.	Amended and Restated Stock Pledge Agreement between the Collateral Agent and the Company
3.	Stock Pledge Agreement between the Collateral Agent and Transtar Intermediate Holdings, Inc.
4.	Stock Pledge Agreement between the Collateral Agent and Transtar Metals Holdings, Inc.
5.	Amended and Restated Trademark Collateral and Security Pledge Agreement among the Collateral Agent, the Company and Total Plastics, Inc.
6.	First Amendment to Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases with respect to the real property commonly known as 3400 North Wolf Road, Franklin Park, IL 60131
7.	First Amendment to Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases with respect to the real property commonly known as 70 Quinsigamond Avenue, Worcester, MA 01610
8.	First Amendment to Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases with respect to the real property commonly known as 1652 Gezon Parkway, Grand Rapids, MI 49509
9.	First Amendment to Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases with respect to the real property commonly known as 3100 82nd Lane NE, Blaine, MN 55449
10.	First Amendment to Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rents and Leases with respect to the real property commonly known as 11125 Metromont Parkway, Charlotte, NC 28269
11.	First Amendment to Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases with respect to the real property commonly known as 26800 Miles Road, Bedford Heights, OH 44146

C-1

12.	First Amendment to Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases with respect to the real property commonly known as 299 Canal Road, Fairless Hills, PA 19030
13.	First Amendment to Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rents and Leases with respect to the real property commonly known as 2602 Pinewood Drive, Grand Prairie, TX 75051
14.	First Amendment to Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rents and Leases with respect to the real property commonly known as 6501 Bingle Road, Houston, TX 77092
15.	Environmental Indemnity Agreement among the Company, the Guarantors and the Collateral Agent
16.	UCC1 Financing Statements and UCC3 Financing Statement Amendments describing the Collateral and designating Bank of America, N.A., as Collateral Agent as Secured Party

C-2